                                                                   Exhibit 10.86
Loan No. 950114178
                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of
September 28, 2001, by and between FREMONT INVESTMENT & LOAN, a California industrial loan association ("Lender"), and ASPECT COMMUNICATIONS REAL ESTATE HOLDINGS LLC, a Delaware limited liability company ("Borrower"), with respect to the following Recitals:

                                    RECITALS

     A. Borrower is the owner of that certain real property described on Exhibit
                                                                         -------
A attached hereto (the "Property"), together with the improvements now or
-
hereafter located thereon (the "Improvements"). The Property and the Improvements are collectively referred to herein as the "Project".

     B. Borrower desires to borrow from Lender, and Lender is willing to loan to Borrower, a loan in the maximum principal amount of Twenty-Five Million Dollars ($25,000,000) (the "Loan") for the purposes and upon the terms set forth herein.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                               GENERAL DEFINITIONS
                               -------------------

     When used herein, the following initially-capitalized terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with the Person in question. For the purposes of the foregoing definition, "controls" (and its correlative terms "controlled by" and "under common control with") means possession by the applicable Person of the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Loan and Security Agreement, together with all supplements, amendments and modifications hereto and a11 extensions and renewals hereof.

     "Application Information" means all financial Information and statements and other information submitted to Lender in connection with the application for the Loan, including, without limitation, information relating to the tenants. Leases and rent payment history and the information set forth on the Borrower Questionnaire delivered to Lender.

     "Architect" is defined in the Note.

     "Aspect Communications" means Aspect Communications Corporation, a California Corporation.

     "Assignment of Architect's Agreement" is defined in Section 3.1.
                                                         -----------

     "Assignment of Contractors Agreement" is defined in Section 3.1.
                                                         -----------

     "Assignment of Rents" means that certain Assignment of Rents and Leases of even date herewith executed by Borrower, as assignor, in favor of Lender, as assignee, to be recorded on the Closing Date in the Official Records of the County in which the Project is situated.

     "Attorneys' Fees," "Attorneys' fees and Costs," "'attorneys` fees" and "attorneys' fees and costs" mean the fees and expenses of counsel to the applicable parties to the Loan Documents, which may include printing, photostating, duplicating, facsimilating, messengering, filing and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred. The recovery of post-judgment fees, costs and expenses is separate and several and shall survive the merger of the applicable Loan Documents into any judgment.

     "Average Loss" is defined in Section 7.6(F).
                                  --------------

     "Bankruptcy Code" means Title 11 of the U.S. Code, as applicable, or any similar federal or state laws for the relief of debtors, each as hereafter amended.

     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday under the laws of the State of California or a day on which commercial banks in such state are authorized or required by law or other governmental action to be closed.

     "Cash Collateral Account" is defined in Section 7.13.
                                             ------------

     "Cash Collateral Pledge Agreement" means that certain Pledge and Assignment of Cash Collateral Account of even date herewith executed by Borrower in favor of Lender and pursuant to which Borrower grants Lender a security interest in the Cash Collateral Account.

     "Closing Date" means the date of the recordation of the Deed of Trust in the Official Records of the County in which the Project is situated, but in no event later than the Termination Date.

     "Commitment Letter" means the Commitment Letter dated August 30, 2001 as amended on September 27, 2001, each issued by Lender in connection with the Loan.

     "Completion Date" is defined in Section 7.12.
                                     ------------

     "Completion Guarantor" means Aspect Communications.

     "Completion Guaranty" is defined in Section 3.1.
                                         -----------

     "Contractor" is defined in the Note.

     "Contractual Obligation" as applied to any Person means any provision of any instrument, document or security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which any of its properties is bound or to which it or any of its properties is subject.

     "Deed of Trust" means that certain Deed of Trust and Fixture Filing of even data herewith executed by Borrower, as trustor, to Fremont General Credit Corporation, as trustee, and naming Lender, as beneficiary, to be recorded on the Closing Date in the Official Records of the County, in which the Project is situated.

     "Default Interest Rate" is defined in the Note.

     "Deposit" is defined in Section 7.13.
                             ------------

     "Entitlements" means all final use, zoning, platting, site plan and other applicable development approvals and permits (including, without limitation, building permits and certificates of occupancy) from all applicable Governmental Agencies for the; development and occupancy of the Improvements (as defined in the Note) in a manner consistent with the terms of the Master Lease.

     "Environmental Indemnity" means that certain Environmental Indemnity of even date herewith executed by Borrower and the other parties named therein, if any.

     "Environmental laws" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response; Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species
Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health anti Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

     "Environmental Report" means: that certain Phase I Environmental Site Assessment dated August 17, 2001 performed by ADR Environmental Group.

     "Event of Default" means any other events specified in Section 8.1.
                                                            -----------

     "First Reduction Date" means the date upon which Lender shall have received evidence satisfactory to Lender in its sole and absolute discretion, but acting in good faith, that at all times during the immediately prior eight consecutive fiscal quarters (i) the Net Worth of the Guarantor was not less than Two
Hundred Million Dollars ($200,000,040), (ii) Guarantor's EBITDA was greater than zero (0), and (iii) there has been no material adverse change in the financial condition of Guarantor.

     "Formation Documents" means: (a) as to any corporation. its articles of incorporation and bylaws, (b) as to any limited partnership, its Certificate of Limited Partnership and partnership agreement, (c) as to any general partnership or joint venture, its statement of Partnership and partnership agreement, (d) as to any limited liability company, its articles or certificate of organization and operating agreement, and (e) as to any trust, its trust agreement and a certification of the current trustees thereof, each of the foregoing together with all supplements, amendments and modifications,

     "General Partner" or "general partner" means the general partners of the partnership in question or the managers, members or managing member of the limited liability company in question, together with any constituent general partners, managers, members or managing members of such general partners, managers, members or managing members.

     "Governmental Agency" means any federal, state, municipal or other governmental or quasi-governmental court, agency, authority or district.

     "Guarantor's EBITDA" means far any period, the sum, as reflected in consolidated financial statements, of the following, each of which shall be calculated in accordance with generally accepted accounting principles: (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles (including purchased in-process

Research and Development) of any kind to the extent deducted in the determination of such net income (or net loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss), plus (d) amortization of stock-based compensation, less
(e) any non-recurring gains (or plus any nonrecurring losses), all determined by Lender in its sole and absolute discretion; provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains, and provided, further, that each of the above shall be to the extent reported on the financial statements of Guarantor submitted to Lender in accordance with the Loan Documents.

     "Hazardous Substances" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance". "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "E:P toxicity", or "TCLP toxicity"; (b) Petroleum natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined In Section 252B1(f) of the California Health and Safety Code; (d)"waste" as defined In Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) ureas formaldehyde foam insulation; (g) polychlorinated biphenyls
(PCBs); (h) radon; and (i) any other chemical material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws.

     "Indemnitees" means, collectively and individually, Lender, its, Affiliates and its and their directors, officers, agents, employees, successors and assigns.

     "Issuer" means the ABN AMRO (provided that it issues a letter of credit that can be drawn in California or Chicago, Illinois) or other issuer or confirming bank of a letter of credit which is a bank (other than an affiliate of Borrower or Guarantor) organized under the laws of the United States, any state of the United States, or of the District of Columbia end with both: (a) a Long-Term Bank deposit Rating of A2 or better from Moody's Investors Service, and (b) a Long Term Counterparty Credit Rating of A or better from Standard & Poor's, and otherwise, approved by Lender in its sole discretion.

     "Junior Lender" is defined in Section 7.14.
                                   ------------

     "Junior Loan" is defined in Section 7.14.
                                 ------------

     "Laws" means all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders; regulations, ordinances, judgments, decrees and injunctions affecting either the Project or the occupanty, operation, ownership or use thereof, whether now or hereafter enacted and in force including, without limitation, the American With Disabilities
Act, 42 U.S.C. Sections 12101-12213 (1991) and all Environmental Laws, any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to the Project, all Permits and all covenants, agreements, restrictions and encumbrances running in favor of any Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or the occupancy, operation, ownership or use thereof.

     "Lease Subordination Agreement" means that certain Lease Subordination Agreement of even date herewith, executed by Borrower, Guarantor and Lender with respect to the Master Lease and recorded on the Closing Date in the Official Records in which the Project is located.

     "Leases" is defined in the Assignment of Rents.

     "Letter of Credit" means an irrevocable, unconditional, direct draw letter of credit issued by an Issuer, payable at site in the State of California, in the face amount of Three Million Dollars ($3,000,000), having an initial term of not less than twelve (12) months, automatically renewable through a date no earlier than sixty-five (65) months after the Closing Date, and otherwise in form and substance acceptable to Lender in its sole discretion, and any and all modifications, extensions, renewals and replacements thereof and substitutions therefor.

     "Letter of Credit Amount" means the maximum amount available under the Letter of Credit.

     "Lien" Means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, charge or claim of any kind (including any agreement to give any of the foregoing, any Conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) with respect to the Project or the Personal Property or any portion thereof or interest therein.

     "Limited Recourse Obligations Guarantor" means Aspect Communications.

     "Limited Recourse Obligations Guaranty" is defined in Section 3.1(A).
                                                           --------------

     "Loan" means the Loan to Borrower as more particularly described in Section
                                                                         -------
2.1.
---

     "Loan Amount" means Twenty-Five Million Dollars ($25,000,000).

     "Loan Documents" means the documents described in Section 3.1 and all other
                                                       -----------
documents securing, or executed in connection with, the Loan, together with all renewals, substitutions, extensions, modifications or replacements thereof, but excluding the Environmental Indemnity.

     "Loan Fee" means a fee in the amount of one percent (1.0%) of the Loan Amount.

     "Loan Year" shall mean the twelve (12) month period commencing on the first day of the month following the Closing Date and each twelve (12) months thereafter.

     "Major Lease" means a Lease of ten percent (10%) or more of the net rentable square feet of space in the Project and includes, without limitation the Master Lease.

     "Master Lease" means that certain Lease dated October 1, 2001, by and between Borrower, as landlord, and Aspect Communications, as tenant.

     "Material Lease Provisions" is defined in Section 7.4(E).
                                               -------------

     "Maturity Date" means the date set forth in the Note upon which the entire principal amount of the Loan, together with all other amounts owing to Lender under the Loan Documents, shall be due and payable.

     "Minimum Balance" means Three Million Dollars ($3,000,000), provided, however, that as long as Lender shall have received evidence satisfactory to Lender in its sole discretion, but acting in good faith, that with respect to any period of time after the First Reduction Date, during the immediately prior eight consecutive fisca1 quarters, (a) the Net Worth of Guarantor was not less than Two Hundred Million Dollars ($200,000,000), (b) the Guarantor's EBITDA was greater than zero (0), and (3) there has been no material adverse change in the financial condition of Guarantor, then (i) from the first Reduction Date through and including the first anniversary of the First Reduction Date, Two Million Seven Hundred Thousand Dollars ($2,700,000), (ii) from the first anniversary of the First Reduction Date through and including the second anniversary of the first Reduction Date, Two Million Four Hundred Thirty Thousand Dollars ($2,430,000), (iii) from the second anniversary of the First Reduction Date through and including the third anniversary of the First Reduction Date, Two Million One Hundred Eighty-Seven Thousand Dollars ($2,867,000). (iv) from the third anniversary of the First Reduction Date through and including the fourth anniversary of the First Reduction Date, One Million Nine Hundred
Sixty-Eight Thousand Three Hundred Dollars ($1,968,300), and (v) from the fourth anniversary of the First Reduction Date through and including the fifth anniversary of the First Reduction Date, One Million Seven Hundred Seventy-One Thousand Four Hundred Seventy Dollars ($1,771,470).

     "Minimum Rent Loss Coverage" means Five Million Dollars ($5,000,000).

     "Net Rentable Square Feet" and "net rentable square feet" shall be calculated in accordance with the method of measuring net rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association
(BOMA) International.

     "Net Worth" means, with respect to Aspect Communications, the stockholders equity of Aspect Communications, as determined in accordance with generally accepted accounting principles.

     "Note" means that certain Secured Promissory Note of even date herewith in the principal amount of Twenty-Five Million Dollars ($25,000,000), executed by Borrower, as maker, in favor of Lender, as holder, and any and all modifications, extensions, renewals and replacements thereof.

     "Permits" means all permits, licenses, franchises, approvals, variances and land use entitlements necessary for the occupancy, operation, ownership and use of the project.

     "Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property" means all personal property now or hereafter located on or used or useful in the development, operation, ownership, occupancy, use, maintenance, repair or restoration of the Project or any portion thereof, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and together with all insurance proceeds from any policy of insurance covering any of the foregoing property provided that the Borrower now or hereafter owns or acquires any interest or right in the foregoing property. "Personal Property" shall include, without limitation, the personal property described in Exhibit B attached hereto and any
                                               ---------
leased personal property.

     "Potential Default" means a condition or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

     "Principals" means individually end collectively Borrower, its general partners, managing members and major shareholders, as applicable, and each of such parties' constituent general partners, managing members and major shareholders, as applicable, the Limited Recourse Obligations Guarantor and the Completion Guarantor.

     "Probable Maximum Loss" is defined in Section 7.6(F).
                                           --------------

     "Project Documents" means (a) a11 agreements now or hereafter in effect with any contractor, architect or engineer, including, without limitation, any design architect, landscape architect, civil engineer, electrical engineer, environmental engineer, soils engineer or mechanical engineer, in connection with the Project; (b) all other agreements now or hereafter in effect with any property manager or broker with respect to the management, leasing, or operation of the Project; (c) all as-built plans and specifications and surveys for the Project; (d) all Permits; and (e) all renewals, substitutions, extensions, modifications or replacements of any of the foregoing.

     "Related Parties" means Borrower, Principals, any Affiliate of Borrower or Principals, any partnership of which Borrower or any Principal is a general partner, and any limited liability company of which Borrower or any Principal is a manager or managing member.

     "Replacement Cost" is defined in Section 7.6(F).
                                      --------------

     "Secured Obligations" is defined in the Deed of Trust.

     "Seismic Principal Payment" is defined in Section 7.6(F).
                                               --------------

     "Seismic Review" is defined in Section 7.6(F).
                                    --------------

     "Subordination Agreement" is defined in Section 7.15.
                                             ------------

     "Tax Identification Number" means Borrower's employer identification number or social security number, which is 77-0582967.

     "Termination Date" means October 5, 2001.

     "Title Company" means the title insurance company selected by Borrower and approved by Lender in Lender's sole discretion to provide the Title Policy.

     "Title Policy" means an American Land Title Association Extended Coverage Policy of Title Insurance (1970 version, amended 10/17/70 only), insuring Lender that on the Closing Date Borrower owns fee simple title to the Project and that the Deed of Trust is a valid first lien on the Project. The Title Policy shall have a liability limit equal to the Loan Amount. The Title Policy shall contain such endorsements as Lender reasonably requires and shall be subject only to such exceptions to coverage as approved by Lender in writing prior to the Closing Date.

                                    ARTICLE 2

                                   LOAN TERMS
                                   ----------

     2.1  Loan and Disbursement of Loan Proceeds.
          --------------------------------------

          Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower set forth in the Loan Documents, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, loan (the "Loan") in the maximum principal amount of Twenty-Five Million Dollars ($25,000,000). The Loan proceeds shall be disbursed by Lender as provided in Section 2.6 of the Note.
            -----------

     2.2  Evidence of Indebtedness and Maturity.
          ------------------------------------

          Borrower shall execute and deliver to Lender, on or before the Closing Date, the Note evidencing the Loan. Borrower agrees to repay the indebtedness evidenced by the Note in accordance with the terms thereof and the terms hereof. The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by Borrower with respect to the Loan under the Loan Documents shall be due and payable on the Maturity Date. The outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other amounts payable by Borrower under the Loan Documents shall be due and payable on the Maturity Date provided in the Note.

     2.3  Interest Rate.
          -------------

          The Loan shall bear interest at the rate per annum specified in the Note.

     2.4  Loan Fee and Payment of Expenses.
          --------------------------------

          Subject to the terms of Section 10 of the Commitment, Borrower
                                  ----------
acknowledges and agrees that any unpaid portion of the Loan Fee has been fully earned by Lender. Borrower further acknowledges and agrees that any unpaid portion of the Loan Fee has been fully earned by Lender and is due and payable upon the Closing of the Loan. The Loan Fee shall be nonrefundable except as set forth in the Commitment Letter. Borrower hereby authorizes Lender to disburse proceeds of the Loan to Lender or to any other party to pay the Loan Fee, interest for any partial calendar month in which the Closing Date occurs, and the fees and expenses of Lender's appraisers, engineers, consultants, legal counsel and other third parties retained by Lender in connection with the Loan, notwithstanding that Borrower may not have requested a disbursement of such amounts. Borrower covenants to pay all such amounts within ten (10) days after demand by Lender, if and to the extent not disbursed by Lender from proceeds of the Loan. Borrower's payment of the Loan Fee is in addition to Borrower's obligation to pay closing costs, brokers' commissions and any and all other sums due hereunder, under the Commitment Letter or under any of the Loan Documents.

     2.5  Recourse.
          --------

          The Loan and the amounts payable to Lender under the Loan Documents with respect to Borrower's obligations under the Loan shall be fully recourse to Borrower.

     2.6  Prepayment.
          ----------

          Borrower may prepay the outstanding principal balance of each Loan in whole or in part at any time in accordance with the provisions of the Note.

                                    ARTICLE 3

                               CONDITIONS TO LOAN
                               ------------------

     3.1  Condition Precedent to Closing of Loan.
          --------------------------------------

          As a condition precedent to Lender's obligation to close the Loan and disburse any Loan proceeds, on or before the Closing Date Borrower must satisfy and fulfill each of the following conditions precedent to closing, to the satisfaction of Lender:

          A. Loan Documents and Environmental Indemnity. Borrower shall deliver to Lender the following documents, each duly executed and acknowledged by a notary public where necessary, and in form and substance satisfactory to Lender:

               (i)  This Agreement;

               (ii) The Note;

               (iii) The Deed of Trust;

               (iv) The Assignment of Rents;

               (v) A Delaware UCC-1 Financing Statement relating to the Personal Property, to be filed with the Delaware Secretary of State, together with UCC-1 Financing Statements for such other States as are required by Lender;

               (vi) The Environmental Indemnity;

               (vii) A guaranty, on Lender's form, executed by the Completion Guarantor, of the completion of certain improvements to the extent provided therein (the "Completion Guaranty");

               (viii) A guaranty, on Lender's form, executed by the Limited Recourse Obligations Guarantor, of the payment and performance of certain of the obligations for which Borrower is personally liable pursuant to the terms thereof (the "Limited Recourse Obligations Guaranty");

               (ix) The Lease Subordination Agreement;

               (x) Cash Collateral Pledge Agreement;

               (xi) An assignment of all agreements between Borrower, any Principal or any agent or nominee thereof, and each Architect, executed by Borrower and each Architect (the "Assignment of Architect's Agreement"); and

               (xii) An assignment of all agreements between Borrower, any Principal or any agent or nominee thereof, and each Contractor, executed by Borrower and each Contractor (the "Assignment of Contractor's Agreement").

          B. Commitment Letter Conditions. Borrower shall have satisfied all of the conditions set forth in the Commitment Letter, together with any additional conditions imposed by Lender in connection with its final approval of the Loan.

          C. Truth of Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on the Closing Date.

          D. No Default. As of the Closing Date, no event shall have occurred or would result from the funding of the Loan that would constitute an Event of Default or a Potential Default.

     3.2  Termination of Agreement.
          ------------------------

          Lender's obligation to make the Loan and perform any of its other obligations under the Loan Documents shall terminate unless all of the conditions precedent set forth in Section 3.1 have been satisfied, and the
                                  -----------
Closing Date for the Loan has occurred, on or before the Termination Date.

                                    ARTICLE 4

                         ASSIGNMENT OF PROJECT DOCUMENTS
                         -------------------------------

     4.1  Assignment of Documents.
          -----------------------

          A. As security for the payment and performance of the Secured Obligations, Borrower hereby grants, conveys, assigns and transfers to Lender the Project Documents, and all rights of Borrower thereunder, together with the immediate and continuing right to collect and receive all sums which are now or hereafter due to Borrower thereunder or in connection therewith, and all of Borrower's rights to receive the proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Project Documents. The parties expressly acknowledge and agree that Lender does not hereby assume any of Borrower's obligations with respect to any of the Project Documents, including, without limitation, any obligation to pay for any work done pursuant thereto, unless Lender expressly assumes such obligations in accordance with Section 4.1(B). At
                                                             --------------
Lender's request from time to time, Borrower shall deliver copies of the Project Documents to Lender.

          B. Lender shall not exercise its rights under this Section 4.1 until
                                                             -----------
the occurrence of an Event of Default. Upon the occurrence of an Event of Default under any of the Loan Documents, Lender may, at its option in its sole discretion and without any obligation, exercise any or all of its rights and remedies under Section 8.4 and/or upon written notice to Borrower and the other
               -----------
parties to any or all of the Project Documents, exercise or enforce any or all of the rights and remedies granted to Borrower under such Project Documents as if Lender had been a party to or recipient of such Project Documents (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, to do so). Upon giving such notice Lender may elect to assume all of the obligations of Borrower thereafter accruing under any or all of the Project Documents; provided that in no event shall Lender be responsible for any default by Borrower or any other party occurring prior to any election by Lender to assume such obligations.

          C. The acceptance by Lender of the assignment contained in this
Section 4.1 and the rights granted to Lender hereunder and under Section 8.4
-----------                                                      -----------
shall not, prior to Lender's assumption of the obligations under the Project Documents as provided in Section 4.1(B), obligate Lender to assume any
                         --------------
obligations or liability under the Project Documents, to expend any money or incur any expense in connection with the Project Documents or to perform any obligation under any of the Project Documents.

     4.2  Performance under Project Documents.
          -----------------------------------

          Borrower shall at all times perform and discharge each of its obligations under the Project Documents, diligently enforce its rights under the Project Documents unless otherwise agreed by Lender, and, at Borrower's sole cost and expense, appear in and defend Lender in any action or proceeding in any way related to any of the Project Documents. Borrower shall, within ten (10) days after demand by Lender, pay all reasonable costs and expenses incurred by Lender in connection with any such action or proceeding, including, without limitation, reasonable attorneys' fees and costs.

     4.3  Indemnification.
          ---------------

          Borrower hereby indemnifies and agrees to defend and hold the Indemnitees harmless from all expenses, loss, claims, damage or liability which the Indemnitees may or might incur under any of the Project Documents or under or by reason of the assignment set forth in Section 4.1 or by reason of any
                                            -----------
alleged obligation or undertaking on Lender's part to perform or discharge any covenants or agreements contained in any of the Project Documents; provided that such indemnity shall not extend to expenses, loss, claims, damage or liability arising from an Indemnitee's gross negligence or wilful misconduct or arising after the date, if ever, that Lender assumes the obligations under the Project Documents as provided in Section 4.1(B).
                                 --------------

                                    ARTICLE 5

                               SECURITY AGREEMENT
                               ------------------

     5.1  Grant of Security Interest.
          --------------------------

          As security for the payment and performance of the Secured Obligations, Borrower hereby assigns, transfers and grants to Lender, and there is hereby created in favor of Lender, a security interest under the California Commercial Code in and to the Personal Property, whether now owned or hereafter acquired, and in all proceeds thereof (and proceeds of proceeds) in whatever form. This Agreement shall constitute a security agreement pursuant to the California Commercial Code with respect to the Personal Property and proceeds thereof, with Borrower the "Debtor" and Lender the "Secured Party" as such terms are used therein.

     5.2  Representations, Agreements and Covenants Regarding Personal Property.
          ---------------------------------------------------------------------

          In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents, warrants and covenants as follows:

          A. Except for the security interest in favor of Lender, Borrower is, and as to any of the Personal Property acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse lien, security interest, or adverse claim of any kind whatsoever. Borrower will notify Lender of and will defend the Personal Property against all claims and demands of all persons at any time claiming any interest therein.

          B. Borrower will keep the Personal Property in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Personal Property or any part thereof, except for ordinary wear and tear resulting from normal and expected use in the ordinary course of Borrower's business, which shall be promptly replaced by Borrower with property of similar nature and of equal or greater value unless obsolete.

          C. Borrower will not, without the prior written consent of Lender, sell, offer to sell or otherwise transfer, exchange or dispose of the Personal Property or any interest therein, unless in the normal course of business the Personal Property is being replaced by collateral of similar nature and of equal or greater value. If the Personal Property or any part thereof is sold, transferred, exchanged, or otherwise disposed of (either with or without the written consent of Lender), the security interest of Lender shall extend to the proceeds of such sale, transfer, exchange or other disposition and Borrower will hold such proceeds in a separate account for Lender's benefit and will, at Lender's request, transfer such proceeds to Lender.

          D. The tangible Personal Property will be kept on or at the Project and Borrower will not, without the prior written consent of Lender, remove the Personal Property therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower as provided in Section 5.2(B).
                                    --------------

          E. Borrower will immediately notify Lender in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name, and will, within ten (10) days after Lender's request, execute any additional financing statements or other certificates reasonably requested by Lender to reflect such change.

          F. The Personal Property is not and will not be used or bought for personal, family or household purposes.

          G. Borrower shall immediately notify Lender of any claim against the Personal Property adverse to the interest of Borrower or Lender therein.

          H. Lender may examine and inspect the Personal Property at any reasonable time. wherever located upon reasonable prior notice to Borrower (except in the event of an emergency, in which event prior notice shall not be required).

     5.3  Affixed Collateral.
          ------------------

          The inclusion in Section 5.1 of any Personal Property which may now be
                           -----------
or hereafter become affixed or in any manner attached to the Project shall be without prejudice to any claim at any time made by Lender that such Personal Property is or has become a part of or an accession to the Project.

     5.4  Further Security Agreements.
          ---------------------------

          Borrower agrees to take such actions and, within ten (10) days after Lender's request, to execute, deliver and file and/or record such documents, agreements and financing statements as may be reasonably necessary to evidence the security interest set forth in Section 5.1, to establish the priority
                                   -----------
thereof and to carry out the intent and purpose of this Article 5. Borrower
                                                        ---------
further agrees that Lender may, in such manner and upon such terms and at such times as Lender deems best, and without demand or notice to or consent or signature of Borrower, file such UCC financing statements (including fixture filings), and/or amendments to or continuations of any previously filed financing statements, to evidence and/or perfect and/or continue the perfection of the security interest in the Collateral created or to be created pursuant to the Loan Documents.

                                   ARTICLE 6

                   BORROWER'S REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

     As an inducement to Lender to execute this Agreement and make the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article 6.
                  ---------

     6.1  Organization, Power, Good Standing, and Business.
          ------------------------------------------------

          A. Borrower is a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and, if formed under the Laws of a jurisdiction other than the State of California, has registered to do business and is in good standing under the Laws of the State of California. Borrower has the full power and authority to own and operate its properties, to carry on its business as now conducted, to enter into each Loan Document and the Environmental Indemnity, and to carry out the transactions contemplated hereby and thereby. Borrower does not do business under any trade name or fictitious business name. Borrower has delivered to Lender true, correct and complete copies of its Formation Documents and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

          B. Aspect Communications is a California corporation duly formed, validly existing and in good standing under the Laws of the State of California. Aspect Communications has the full power and authority to own and operate its properties, to carry on its business as now conducted, to act as the sole member and manager of Borrower, to enter into each Loan Document and the Environmental Indemnity as the manager of Borrower, to enter into the Lease Subordination Agreement, Limited

Recourse Obligations Guaranty, Completion Guaranty and the Environmental Indemnity, on its own behalf, and to carry out the transactions contemplated in the Loan Documents and the Environmental Indemnity. Borrower has delivered or caused to be delivered to Lender true, correct and complete copies of the Formation Documents for Aspect Communications and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

     6.2  Authorization of Borrowing, etc.
          -------------------------------

          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Environmental Indemnity and the issuance, delivery and payment of the Note have been duly authorized by all necessary action of Borrower, its general partners, Aspect Communications, Limited Recourse Obligations Guarantor and Completion Guarantor.

          B. No Conflict. The execution, delivery and performance by Borrower, its general partners, Limited Recourse Obligations Guarantor and Completion Guarantor of each applicable Loan Document and the Environmental Indemnity do not and will not (i) violate any Law applicable to any such Person, the Formation Documents of any such Person, or any order, judgment or decree of any court or other Governmental Agency binding on any such Person; (ii) conflict with, result in a breach of or constitute (with the giving of notice or the passage of time or both) a default under any Contractual Obligation of any such Person; (iii) result in or require the creation or imposition of any Lien of any nature on Borrower's properties or assets other than the Liens in favor of Lender under the Loan Documents; or (iv) require any approval or consent of any. Person under any Contractual Obligation of Borrower, its general partners or Limited Recourse Obligations Guarantor or Completion Guarantor.

          C. Governmental Consents. The execution, delivery and performance by Borrower, its general partners, Limited Recourse Obligations Guarantor and Completion Guarantor of each applicable Loan Document and the Environmental Indemnity does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Agency or other Person.

          D. Binding Obligation. The Note and the other Loan Documents are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally. The Environmental Indemnity is the legally valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally. The Completion Obligations Guaranty is the legally valid and binding obligation of the Completion Guarantor, enforceable against the Completion Obligations Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally. The Limited Recourse Obligations Guaranty is the legally valid and binding obligation of the Limited Recourse Obligations Guarantor, enforceable against the Limited Recourse Obligations Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

     6.3  Actions.
          -------

          There is no action, suit, proceeding or arbitration, before or by any Governmental Agency or other Person, pending or, to Borrower's best knowledge, threatened against or affecting Borrower, any of the Principals or any properties or rights of Borrower or any of the Principals, which might adversely affect Lender's rights or remedies under the Loan Documents or the Environmental Indemnity, the business, assets, operations or financial condition of any such party or its ability to perform its obligations under the Loan Documents or the Environmental Indemnity. As of the date hereof, there are no outstanding judgments against the Related Parties or their property in excess of Twenty-Five Thousand Dollars ($25,000) as to any individual judgment or Fifty Thousand Dollars ($50,000) in the aggregate.

     6.4  Financial Position.
          ------------------

          A. Financial Information. The Application Information and all financial statements and financial data delivered to Lender in connection with the Loan and/or relating to Borrower and the Principals are true, correct and complete in all material respects and accurately present the financial position of such parties as of the date thereof. No material adverse change has occurred in the financial position disclosed by the Application Information or in any other financial statements or financial data delivered to Lender.

          B. Bankruptcy and Insolvency. Neither Borrower nor any of the Related Parties has filed or been the subject of any bankruptcy, Insolvency, reorganization, dissolution or similar proceeding or any proceeding for the appointment of a receiver or trustee for all or any substantial part of their respective property. Neither Borrower nor any of the Related Parties has admitted in writing its inability to pay its debts when due, made an assignment for the benefit of creditors or taken other similar action.

          C. Other Borrowing. Except for the Loan, no borrowings have been made by Borrower which are secured by the Project or any other assets of Borrower or which might give rise to any Lien other than the Liens created by the Loan Documents.

     6.5  Liens.
          -----

          Borrower is the sole owner of the Project and the Personal Property free from any adverse Liens, except for Liens in favor of Lender. Borrower has paid or will pay in full all contractors, materialmen, laborers, architects or other such Persons hired by Borrower to perform services or work with respect to the Project and all statutory lien periods have expired with respect to any such services or work. No previous assignment, sale, pledge, encumbrance or other hypothecation of the Leases or the Project Documents has been made (except for pledges and encumbrances which have been released in full prior to the date hereof or will be released in full concurrently with the funding of the Loan).

     6.6  Compliance with Laws.
          --------------------

          The Project and the use thereof are in material compliance with all Laws. The Property consists of legal and separate lot(s) for tax assessment purposes and under the California Subdivision Map Act (California Government Code Sections 66410 et. seq., as amended from time to time). All Permits, easements and rights of way necessary for the occupancy, operation, ownership and use of the Project have been obtained by Borrower and are in full force and effect.

     6.7  Defects.
          -------

          There are no defects, facts or conditions affecting the Project or any portion thereof which would make the Project unsuitable for the occupancy, operation, use or sale thereof. There are no surface or subsurface soils conditions adversely affecting the Property. Including, without limitation, unstable soil or landfills.

     6.8  Utilities.
          ---------

          All utilities necessary for the full enjoyment of the Project, including, without limitation, trash collection, police and fire protection, sewer and storm drain, water, telephone, gas and electricity, are available to the Project and are not subject to any conditions which would limit the use of such utilities, other than the payment of normal charges to the utility supplier.

     6.9  No Condemnation.
          ---------------

          No Condemnation Event (as defined in the Deed of Trust) is pending against the Project or any portion thereof. To Borrower's best knowledge, no Condemnation Event is threatened against the Project which would impair the full utilization of the Project in any material manner.

     6.10 Hazardous Substances.
          --------------------

          To the best of Borrower's knowledge, after due and diligent Inquiry, except as set forth in the Environmental Report and in a writing delivered to Lender prior to the Closing Date, there are no Hazardous Substances on, in, under or at the Project. The Project and each portion thereof is in full compliance with all Environmental Laws. There are no above or below ground storage tanks located at the Project. Borrower has not received written notice from any Governmental Agency or other third party alleging that the Project or any portion thereof does not comply with any Environmental Laws.

     6.11 No Defaults.
          -----------

          No Potential Default or Event of Default exists under this Agreement or any of the other Loan Documents. No default by Borrower exists under any Contractual Obligation which would have a material adverse effect on Borrower's ability to repay the Loan or to perform its obligations under any of the Loan Documents or under the Environmental Indemnity.

     6.12 Disclosure.
          ----------

          No representation or warranty of Borrower contained in this Agreement, any Loan Document, or any Application Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     6.13 Single Purpose Entity.
          ---------------------

          Borrower (a) has not engaged and does not engage in any business unrelated to the Project, (b) has not had and does not have assets other than those related to its interest in the Project, (c) has not had and does not have any indebtedness other than as permitted by this Agreement, (d) has its own books and records separate and apart from any other person, (e) holds itself out as being and conducts all business as a legal entity, separate and apart from any other person, partnership, corporation, limited liability company, trust or other entity, with separate stationary, invoices and checks, (f) has not guarantied the debts or obligations of any other person, partnership, corporation, limited liability company, trust or other entity, and (g) has not commingled its assets or funds with those of any other person, partnership, corporation, limited liability company, trust or other legal entity. Borrower's Formation Documents provide that any dissolution or winding up or insolvency
                    -------
filing for Borrower requires the unanimous consent of all members.

                                    ARTICLE 7

                              BORROWER'S COVENANTS
                              --------------------

          Borrower covenants and agrees that, until the Loan and all other amounts owing to Lender under the Loan Documents have been paid in full and all Secured Obligations have been satisfied. Borrower shall perform all of the covenants in this Article 7.
                  ---------

     7.1  No Liens.
          --------

          Except as expressly provided in Section 1.12 of the Deed of Trust,
                                           ------------
Borrower shall not permit any Lien to be made or filed. Borrower shall be the sole owner of the Project and Personal Property, free from any adverse Liens, except for Liens in favor of Lender. Borrower shall not assign, sell, pledge, encumber or otherwise hypothecate all or any portion of the Leases or the Project Documents.

     7.2  Compliance with Laws.
          --------------------

          Borrower will comply with all Laws applicable to Borrower, its property, the Project, the Personal Property and/or the occupancy, operation, ownership or use thereof.

     7.3  Inspection.
          ----------

          Subject to the rights of tenants at the Project. during normal business hours and upon reasonable advance notice (except in the event of an emergency, in which event entry shall not be limited to normal business hours and no advance notice shall be necessary) Borrower shall permit Lender and any Person designated by Lender to visit and inspect the Project.

     7.4  Leasing of Space.
          ----------------

          A. Unless otherwise approved by Lender in writing in advance, all Leases shall be entered into with bona fide third party tenant financially capable of performing their obligations thereunder and shall reflect arms-length transactions at the then current market rate for comparable space. Borrower shall perform all obligations required to be performed by it as landlord under any Lease. Borrower shall not accept any rent (however denominated) or other charges under any of the Leases more than one (1) month in advance.

          B. Borrower shall not enter into, or modify, amend, terminate or accept a surrender or cancellation of, any Lease, or consent to any assignment or subletting under any Lease, without Lender's prior written consent except as follows:

               {i) Borrower may terminate Leases other than Major Leases without Lender's prior written consent for the non-payment of rent if Borrower would in good faith terminate such Lease in the ordinary course of its business.

               (ii) Lender's prior written consent shall not be required for any new Lease (a) which is not a Major Lease, (b) which does not include any Material Lease Provisions, (c) where the term of the Lease (including any options to extend the initial term of the Lease) does not exceed ten (10) years, and (d) where the proposed use of the portion of the Project leased does not involve the use, storage, processing, manufacture, transportation, disposal or release of Hazardous Substances other than Hazardous Substances used by Aspect communications in the ordinary course of its business as disclosed to Lender in writing prior to the Closing Date.

               (iii) Lender's prior written consent shall not be required for any amendment or modification of a Lease if the amendment or modification contains no provision which, had the provision been included in the original Lease, would require Lender's prior written consent.

               (iv) Lender's prior written consent shall not be required in connection with any sublease or assignment of any Lease if either (a)(1) the assignee or subtenant meets the requirements of Section 7.4(A), and (2) the
                                                --------------
proposed use of the Project by such assignee or subtenant does not involve the use, storage, processing, manufacture, transportation, disposal or release of Hazardous Substances (other than Hazardous Substances used by Aspect Communications in the ordinary course of its business as disclosed to Lender in writing prior to the Closing Date), or (b) such sublease or assignment does not require Borrower's consent under the terms of the Lease executed by Borrower in accordance with the terms of this Agreement.

          C. Borrower shall promptly deliver to Lender such Leases, rent rolls, leasing reports, operating statements or other leasing information as Lender may from time to time request. Borrower shall promptly notify Lender of (i) any material tenant dispute, (ii) any material default by Borrower or the tenants under any of the Major Leases, (iii) any material adverse change in leasing activity for the Project and (iv) any notice received by Borrower relating to any material default by Borrower under any Lease.

          D. With respect to any Major Lease, and if requested by Lender with respect to any other Lease, Borrower shall, within twenty (20) days after Lender's request, execute and deliver to Lender, and cause the tenants under the Leases (and any other party to, or guarantor of, the Leases) to execute and deliver to Lender, nondisturbance and attornment agreements and/or estoppel certificates, in form and substance reasonably satisfactory to Lender.

          E. As used herein, "Material Lease Provision" means a provision which materially increases the landlord's obligations under a Lease, which provides the tenant with material rights or recourse against the landlord or with the right to terminate the Lease, or which adversely affects Lender's security in the Lease. Without limiting the generality of the foregoing, each of the following shall constitute a Material Lease Provision: (i) any provision which affects Lender's rights with respect to the Lease, which affects the relative priority of the Lease and the Deed of Trust without Lender's consent, or which requires Lender to agree to or provide any nondisturbance agreement to the tenant; (ii) the grant of an option, right of first offer or refusal or other right to purchase all or any portion of the Project, (iii) the grant of an option, right of first offer or refusal or other right to lease any additional space in the Project at a rent less than market rent, (iv) the grant of any early termination option, (v) any provision which provides for the application of insurance or condemnation proceeds in a manner contrary to the Loan Documents, (vi) the grant of any offsets, or the agreement for the payment of any amounts by the landlord, if such offset or payment obligation would be applicable to any subsequent owner of the Project, including, without limitation any owner succeeding to the landlord's interest by foreclosure or a deed in lieu or in aid thereof, (vii) a limit to the expense reimbursements due from the tenant for increases in taxes or expenses, or (viii) an environmental, hazardous substance or other indemnification binding on the landlord that would be applicable to any subsequent owner of the Project, including, without limitation, any owner succeeding to landlord's interest by foreclosure or a deed in lieu or in aid thereof.

     7.5  Environmental Matters.
          ---------------------

          A. Borrower shall, at its own expense, comply and cause all persons entering the Project to comply with all Environmental Laws applicable thereto and Borrower shall not use, store, process, manufacture, transport, dispose or release any Hazardous Substances on or adjacent to any part of the Project or permit any of the foregoing to occur other than Hazardous Substances used by Aspect Communications in the ordinary course of its business as disclosed to Lender in writing prior to the Closing Date and in accordance with all Environmental Laws. Borrower shall immediately advise Lender in writing of any
(i) discovery of Hazardous Substances on the Project or any portion thereof other than Hazardous Substances used by Aspect Communications in the ordinary course of its business as disclosed to Lender in writing prior to the Closing Date; or (ii) any claim, action or order threatened or instituted by any third party (including any Governmental Agency) against the Project or Borrower relating to damages, cost recovery, loss or injury resulting from any Hazardous Substances. Borrower shall provide Lender with copies of all communications with any third party (including any Governmental Agency) relating to any Environmental Law or any claim, action or order relating to Hazardous Substances at, on, under or in the Project or any portion thereof. If any remedial action is required to bring the Project into compliance with Environmental Laws, Borrower shall immediately notify Lender of such situation and shall prepare a written plan setting forth a description of such situation (and all environmental reports relating thereto) and the remedial action that Borrower proposes to implement to bring the Project into compliance with all Environmental Laws, Borrower shall, at its own expense, thereafter diligently and continuously pursue the remediation of the condition necessary to bring the Project into compliance with all Environmental Laws and cause all liens or encumbrances against the Project in connection therewith to be removed and satisfied.

          B. Lender shall have the right to retain a professional environmental consultant to conduct tests and investigations of the Project (including, without limitation, ground water and soils testing) with respect to Hazardous Substances or the Project's compliance with Environmental Laws. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Project and to conduct such tests and investigations on the Project or any portion thereof as Lender, in its sole discretion, determines necessary. Such tests and investigations shall be at Lender's expense unless (i) Lender reasonably believes that a breach of the provisions of Section 6.10 or this Section 7.5 has
                                            ------------         -----------
occurred, (ii) a breach of the provisions of Section 6.10 or this Section 7.5
                                             ------------         -----------
has in fact in occurred, or (iii) an Event of Default or Potential Default has occurred. Borrower acknowledges and agrees that, as between it and Lender, only Borrower owns and operates the Project and only Borrower has the responsibility for compliance with this Section 7.5 and neither Lender's enforcement of, or
                         -----------
failure to enforce, Section 7.5 shall be deemed to affect the obligations or
                    -----------
provisions of this Section.7.5.
                   -----------

          C. To the fullest extent permitted by law, Borrower hereby indemnifies and agrees to defend, and hold harmless the indemnitees from and against any and all loss, claim, damage or liability of any kind or nature and from any suits, actions, claims or demands, including without limitation, all amounts described in Section 7.5(D), arising directly or indirectly, in whole or in part, out of
   --------------
(i) the existence or alleged existence of any Hazardous Substances at, on under or in the Project or any portion thereof, (ii) the removal of or failure to remove any Hazardous Substances from the Project or any portion thereof, (iii) any activity involving Hazardous Substances with respect to the Project carried on or undertaken on or off the Project, (iv) any residual contamination on or under the Project, or (v) any contamination of any property or natural resources arising in connection with any activity involving Hazardous Substances, in each case whether prior to or during the term of the Loan, and whether by Borrower or any predecessor-in-title or any employees, agents, contractors or subcontractors of Borrower or any predecessor-in-title, or any third parties occupying or present on the Project. Upon receiving knowledge of any suit, action, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower written notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Lender. Lender may also require Borrower to so defend the matter. The obligations of Borrower under this Section 7.5(C) are,
                                                             --------------
without limitation, intended to operate as a binding valid indemnity agreement under 42 U.S.C. Section 9607(e)(1) and shall survive the closing of the Loan and the repayment of the Loan and the satisfaction of all other Secured Obligations.

          D. The indemnity set forth in Section 7.5(C) shall include, without
                                        --------------
limitation, (i) loss, claims, damage or liability for, or arising from, personal injury and property damage, (ii) compensation for lost wages, business income, profits or other economic loss, (iii) all consequential damages; (iv) all damages to any natural resources and the environment, the costs of any required or necessary repair, clean up, response cost, or remediation of the Property and the Project, and the preparation and implementation of any closure, remedial or other required plans; and (v) all costs and expenses incurred in connection with any of the foregoing, including reasonable attorneys' fees and costs.

     7.6  Insurance Requirements
          ----------------------

          A. Borrower shall procure and maintain, or cause to be procured and maintained, at all times until the repayment of the Loan and the satisfaction of the Secured Obligations, policies of insurance in form and amounts reasonably satisfactory to Lender, and issued by companies having a Best's rating of at least B+, Class VI and otherwise reasonably satisfactory to Lender, covering (i) such casualties, risks, perils, liabilities and other hazards as may be reasonably required by Lender and (ii) such casualties, risks, perils, liabilities and other hazards which are at the time commonly insured against or required by institutional lenders to be insured against with respect to properties similar to the Project. All policies shall expressly protect Lender's interest as required by Lender. Without limiting the generality of the foregoing, Borrower shall maintain or cause to be maintained the insurance coverage described in
Section 7.6(B). If Borrower fails to maintain the insurance coverage required
--------------
hereunder, Lender may, but shall have no obligation to, obtain such insurance, and Borrower will pay all amounts expended by Lender, together with interest thereon at the Default Interest Rate, within ten (10) days after demand by Lender. In the event of any foreclosure of the Deed of Trust or a deed in lieu or in aid thereof, all interest under the insurance policies required by this
Section 7.6 and then in force shall pass to the new owner of the Project.
-----------

          B. Without limiting the generality of Section 7.6(A). Borrower shall
                                                --------------
maintain or cause to be maintained the following insurance coverages:

               (i) property insurance for the full replacement cost of the Project (excluding the Property), on an "all risks" basis (including fire, extended coverage, vandalism and malicious mischief);

               (ii) commercial general liability insurance on an "occurrence" basis, including contractual liability and automobile liability, in the minimum amount of Two Million Dollars ($2,000,000) for personal injury to any one person. Four Million Dollars ($4,000,000) for any one accident and Two Hundred Fifty Thousand Dollars ($250,000) for property damage;

               (iii) twelve (12) months of business interruption or loss of rents coverage in an amount not less than the Minimum Rent Loss Coverage;

               (iv) flood insurance in an amount equal to the greater of the full replacement cost of the Project (excluding the Property), or the maximum flood insurance available, if either (a) the Property is located in an area now or hereafter designated as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended from time to time, or any other Law, or (b) flood insurance is required by any Law applicable to Borrower, Lender or the Project or by any federal or state regulatory agency having jurisdiction over Lander ; and

               (v) earthquake insurance if required by any Law applicable to Borrower, Lender or the Project or by any federal or state regulatory agency having jurisdiction over Lender or if otherwise required by this Section 7.6.
                                                                 -----------

          C. All original policies, or certificates thereof, and endorsements and renewals thereof, shall be delivered to and retained by Lender unless Lender agrees otherwise. In case of insurance about to expire, Borrower shall deliver renewal policies to Lender not less than thirty (30) days prior to the expiration thereof. All policies of insurance to be furnished hereunder (i) shall be in form reasonably satisfactory to Lender, (ii) shall have a deductible of not more then Fifty Thousand Dollars ($50,000) with respect to any insurance other than earthquake insurance and, with respect to earthquake insurance shall have a deductible acceptable to Lender, (iii) shall include a Standard Mortgage Clause/ Lender's Loss Payable Endorsement and Chattel Mortgage Clause in favor of, and in form reasonably satisfactory to, Lender, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days' prior written notice to Lender, and (iv) may be in the form of blanket policies in amount, form and substance satisfactory to Lender. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder.

          D. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower waives any and all right to claim or recover against
Lender, or its directors, officers, employees, agents and representatives, for loss of or damage or injury to the Project, Borrower, Borrower's property, or the property of others under Borrower's control, from any cause insured against or required to be insured against under this Section 7.6 or coverable by
                                                     -----------
insurance.

          E. Borrower shall, at its expense, provide from time to time at the written request of Lender, not more frequently than once per year, satisfactory evidence of the insurable value of the Project. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, appraiser or other consultant approved by Lender.

          F. Without limiting Borrower's obligations under this Section 7.6 and
                                                                -----------
without limiting Lender's rights and remedies if Borrower fails to comply with the provisions hereof, (i) Lender may at its sole discretion and at any time and from time to time as provided herein conduct a seismic risk review of the Project (the "Seismic Review"), which, if required by Lender, shall be prepared by an engineer and in a manner acceptable to Lender at Borrower's sole cost and expense, and (ii) If the Seismic Review demonstrates in Lenders sole discretion a Probable Maximum Loss in excess of thirty percent (30%) of the Replacement Cost or an Average Loss in excess of twenty percent (20%) of the Replacement Cost. Borrower shall either (a) maintain earthquake insurance throughout the remaining term of the Loan in an amount, with a deductible, and otherwise in form and substance acceptable to Lender, or (b) If Borrower provides evidence reasonably satisfactory to Lender that an earthquake retrofit of the Project will reduce the Probable Maximum Loss to thirty percent (30%) of the Replacement Cost or less and the Average Loss to twenty percent (20%) of the Replacement Cost or less, cause the Project to be earthquake retrofitted (which retrofitting shall be subject to Lender's prior written approval) in compliance with all applicable laws, and maintain earthquake insurance in an amount with a deductible, and otherwise in form and substance acceptable to Lender until a new Seismic Review demonstrates in Lender's sole discretion a Probable Maximum Loss which does not exceed thirty percent (30%) of the Replacement Cost, and an Average Loss which does not exceed twenty percent (20%) of the Replacement Cost, and (iii) in the event that Borrower fails at any time to maintain such earthquake insurance if required herein. Borrower shall, within ten (10) days after demand by Lender, pay to Lender an amount equal to the greater of (a) five percent (5%) of the Loan Amount, or (b) the amount by which the Probable Maximum Loss exceeds thirty percent (30%) of the Replacement Cost, or (c) the amount by which the Average Loss exceeds twenty percent (20%) of the Replacement Cost (the "Seismic Principal Payment"). Such payment shall be applied first to the outstanding principal balance of the Loan, than to accrued and unpaid interest on the Loan, and then to any other amounts owed to Lender under the Loan Documents, and such payment shall be in addition to all other payments required to be made by Borrower under the terms of the Loan Documents; provided, however that as a result of such payment, the Monthly Installments (as defined in the Note) shall be adjusted effective with the Monthly installment due immediately following payment of the amount equal to the Seismic Principal Payment. Lender may obtain a Seismic Review in connection with the Loan closing, following any earthquake of a magnitude of 6.0 or higher or following significant physical damage to the Project as determined by Lender in its sole discretion. As used herein, "Probable Maximum Loss" shall mean the product of (1) the then estimated replacement cost of the Improvements as determined by Lender in its sole discretion and (2) the "90% Confidence Damage Ratio" calculated in such Seismic Review based upon a 475 year return interval. As used herein, "Average Loss" shall mean the product of (1) the estimated replacement cost of the improvements as determined by Lender in its sole discretion and (2) the "Average Damage Ratio" calculated in such Seismic Review based upon a 475 year return interval. As used herein, "Replacement Cost" shall mean, at any given time, the replacement cost of the Project as determined at such time by Lender in its sole discretion.

     7.7  Notice of Proceeding.
          --------------------

          Borrower will promptly notify Lender of any action, suit, proceeding or arbitration (including, without limitation, any judicial or nonjudicial foreclosure proceeding, any voluntary or involuntary bankruptcy proceeding or any proceeding for the appointment of a receiver), commenced or threatened against Borrower, any of the Principals, or the Project or any portion thereof or interest therein. Borrower shall deliver to Lender copies of all notices and other information in connection with any action suit, proceeding or arbitration promptly upon receipt or transmittal thereof.

     7.8  Financial and Other Information.
          -------------------------------

          Borrower shall maintain full and complete books of account and other records reflecting the results of operations of the Project in accordance with generally accepted accounting principles consistently applied (or such other accounting method approved in writing by Lender). Borrower shall furnish or cause to be furnished to Lender such financial information concerning Borrower, the Principals and the Project as Lender may reasonably request from time to time. Lender shall also have access to such books and records and Borrower's corporate books, during regular business hours and upon reasonable advance notice to Borrower and shall have the right to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of Borrower with Borrower and its independent public accountants, all as Lender may reasonably request. Without limiting the generality of the foregoing, each year Borrower shall furnish to Lender, Without prior request or demand:

          A. If Borrower and/or any Principal is not a natural person or a trust, within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with annual financial statements (including, without limitation, a balance sheet and a profit and loss statement) for such party's previous fiscal year and the current fiscal year-to-date, each of which shall (i) be in form reasonably acceptable to Lender, (ii) contain comparative information for the two (2) previous fiscal years, (iii) be certified as true, correct and complete by Borrower or such Principal, and (iv) at Lender's election after the occurrence of an Event of Default or Potential Default, be certified by a certified public accountant acceptable to Lender.

          B. If Borrower and/or any Principal is a natural person or trust, Borrower shall provide Lender with (i) annual financial statements, in form reasonably acceptable to Lender, for each such party within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, and (ii) copies of the tax returns for each such party, together with all supporting schedules, within thirty (30) days after the filing thereof. Such financial statements and tax returns shall be certified as true, correct and complete by Borrower or such Principals.

          C. Within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with annual operating statements for the Project for the previous fiscal year and the current fiscal year-to-date, which shall (i) be in form reasonably acceptable to Lender, (ii) contain comparative information for the two (2) previous fiscal years, (iii) be certified as true, correct and complete by Borrower, and (iv) at Lender's election after the occurrence of an Event of Default or Potential Default, be certified by a certified public accountant acceptable to Lender.

          D. Within ninety (9O) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with an updated rent roll for the Project, in form satisfactory to Lender and containing such information as is reasonably required by Lender.

          E. Without limiting any of Lender's rights or remedies in the event of any failure by Borrower to comply with the provisions of this Section 7.8, if
                                                              -----------
Borrower fails to deliver to Lender any of the financial statements or other information required herein on or before the date required in this Section 7.8
                                                                   -----------
(the "Information Delivery Date"), then commencing on the information Delivery Date the Variable Rate Margin (as defined in the Note) shall be increased by one-half percent (.50%) until such time as Borrower has delivered, and Lender has approved, all of the financial statements or other information required to be delivered by Borrower pursuant to this Section 7.8. In addition to such
                                          -----------
increase in the Variable Rate Margin, the Monthly Installments (as defined in the Note) shall be adjusted effective with the Monthly Installment due immediately following the Information Delivery Date to reflect such increase. Once Borrower has delivered, and Lender has approved, all of the financial statements and other information required to be delivered by Borrower pursuant to this Section 7.8, the Monthly
                                                      -----------
Installments shall be readjusted effective with the Monthly Installment due immediately thereafter.

     7.9  Representations and Warranties.
          ------------------------------

          Until repayment of the Loan and all other amounts owing to Lender under the Loan Documents and the satisfaction of all other Secured Obligations, the representations and warranties set forth in Article 6 shall remain true and
                                                ---------
complete.

     7.10 Further Assurances.
          ------------------

          Borrower shall execute and deliver from time to time, within ten (10) days after any request by Lender, any and all instruments, agreements and documents and shall take such other action as may be reasonably necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorney's fees) related thereto.

     7.11 Distribution of Assets.
          ----------------------

          From and after the occurrence of an Event of Default or Potential Default, Borrower shall not make any distribution of its assets, directly or indirectly, to its partners, shareholders, members or other owners. As used herein, the distribution of assets shall include, without limitation, the repayment of any loans made to Borrower or any interest or other charges payable in connection therewith, the return of capital contributions and distributions upon the termination, liquidation or dissolution of Borrower and the payment of fees, including management, leasing, brokerage and other fees to the extent such fees exceed the amounts payable in arms' length transactions with third parties. Borrower shall maintain and preserve its existence and all rights and franchises material to its business.

     7.12 Construction.
          ------------

          (a) Borrower shall cause construction of the Improvements (as such term is defined in the Note) to be prosecuted with due diligence and in good faith in accordance with the terms of this Agreement, the Note and the other Loan Documents, and without delay, so that the same will be fully completed and ready for occupancy not later than April 1, 2002 (the "Completion Date").

          (b) On or before the Completion Date (i) Lender shall have received evidence satisfactory to Lender that (A) all Entitlements, in form and substance satisfactory to Lender, have been obtained, (B) Borrower has recorded a Notice of Completion in form and substance satisfactory to Lender in connection with the Improvements, (C) all hard and soft costs associated with the construction of the Improvements have been paid in full, including, without limitation, unconditional lien releases for all costs and expenses incurred in connection with the Improvements (as defined in the Note), and (ii) Aspect Communications shall have taken one hundred percent (100%) occupancy of the Project.

     7.13 Cash Collateral Account and/or Letter of Credit.
          -----------------------------------------------

          A. On the Closing Date, Borrower shall (a) establish a cash collateral account with Lender (the "Cash Collateral Account"), and (b) deposit the sum of Three Million Dollars ($3,000,000) (the "Deposit") into the Cash Collateral Account. Borrower shall have the right to withdraw funds from the Cash Collateral Account pursuant to the terms and conditions set forth in the Cash Collateral Pledge

Agreement. Within ten (10) days after Lender's request, Borrower shall execute any and all documents reasonably requested by Lender in connection with the Cash Collateral Account and the Deposit.

          B. As long as no Event of Default or Potential Default shall have occurred under the Loan Documents, Borrower shall have a one-time right to deliver to Lender one (1) Letter of Credit in the face amount of the Minimum Balance, issued by an Issuer acceptable to Lender in its sole discretion and otherwise in form and substance acceptable to Lender in its sole discretion but acting in good faith, and upon Lender's receipt of such Letter of Credit and any and all other documents as Lender shall reasonably require in connection with the delivery of such Letter of Credit, Lender shall permit the disbursement of from the Cash Collateral Account of all proceeds in the Cash Collateral Account. The Letter of Credit so delivered shall be additional security for the Secured Obligations.

          C. Borrower shall promptly deliver to Lender upon receipt a copy of any communication received from any Issuer to the effect that the Issuer will not extend the expiry date of the Letter of Credit or otherwise to the effect that the Letter of Credit will not at any time be in force or effect. In addition, Borrower shall from time to time, upon request, certify to Lender that it has not received any such communication.

          D. If for any reason the Letter of Credit expires or is revoked or withdrawn, Borrower shall immediately cause the Letter of Credit to be replaced by a letter of credit, issued by Issuer, containing substantially the same terms as those of the Letter of Credit and otherwise in form and substance acceptable to Lender in its sole discretion, and shall deliver, as applicable, such substitute Letter of Credit to Lender upon the same terms as the assignment and delivery to Lender of the Letter of Credit.

          E. Lender shall promptly deliver to Borrower the Letter of Credit if the Letter of Credit has not theretofore been drawn down in full upon the earlier to occur of (i) full repayment of the Loan and all amounts owed to Lender under the Loan Documents, as determined by Lender, or (ii) as long as no Potential Default or Event of Default shall have occurred under the Loan Documents, Lenders receipt of evidence satisfactory to Lender in its sole discretion that the Guarantor shall have received a long-term credit rating of at least "BBB-" from Standard & Poor's Rating Service or Baa1 from Moody's Investor Service. Lender shall not be required, however, to deliver to Borrower any amounts drawn by Lender under the Letter of Credit.

          F. Lender shall be entitled to draw upon the Letter of Credit upon the occurrence of the following:

               (i) Borrower fails to make any payment required by the Loan Documents on the due date thereof,

               (ii) an Event of Default under any of the Loan Documents;

               (iii) if the Letter of Credit has not been replaced within sixty
(60) days prior to the expiration date of the Letter of Credit, by a letter of credit in the form of the Letter of Credit (A) having a term of not less than the later to occur of (1) twelve (12) months or (a) the remaining term under the then existing Letter of Credit, and (B) issued by an Issuer acceptable to Lender in its sole discretion, and (C) otherwise in form and substance acceptable to Lender in its sole discretion; and

               (iv) if the Letter of Credit has not been replaced by a letter of credit in the form of the Letter of Credit having a term equal to the then remaining term of the Letter of Credit and issued by Issuer, within fifteen (15) days following the occurrence of any of the following events:

                    (a) the Issuer of the Letter of Credit shall admit in writing its inability to pay its debts generally as they become due, shall file a petition in bankruptcy where a petitioner can take advantage of any insolvency statute, shall consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, shall file a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy laws, or

                    (b) Lender's determination (as evidenced by Lender's written notification to Borrower) that the issuer of the Letter of Credit is not sufficiently creditworthy or shall become subject to operational supervision by any federal or state regulatory authority.

     Any and all amounts drawn under the Letter of Credit as provided in this
Section 7.13 (F) shall, at Lender's sole discretion, be applied to the amounts
----------------
owing to Lender under the Loan Documents in such order as Lender may elect. Notwithstanding anything to the contrary contained herein, Lender shall have no obligation to draw upon the Letter of Credit to pay any amount due under the Loan Documents and Lender's right to draw upon the Letter of Credit shall not be deemed or construed to affect or limit Borrower's obligations under any of the Loan Documents.

          G. So long as the Letter of Credit has not theretofor been drawn upon by Lender in whole or in part, and as long as no Event of Default or Potential Default shall have occurred under any of the Loan Documents, then on (i) the First Reduction Date, the face amount of the Letter of Credit may be reduced to Two Million Seven Hundred Thousand Dollars ($2,700,000), and (ii) each anniversary of the First Reduction Date, the face amount of the Letter of Credit may be reduced by an amount equal to ten percent (10%) of the face amount of the Letter of Credit immediately prior to such reduction provided that on such anniversary date and on the date of such reduction (if it does not actually occur on the anniversary date), Lender shall have received evidence satisfactory to Lender in its sole and absolute discretion that Lender shall have received evidence satisfactory to Lender that during the immediately prior eight consecutive fiscal quarters, (i) the Net Worth of the Guarantor was not less than Two Hundred Million Dollars ($200,000,000), (ii) the Guarantor's EBITDA was greater than zero (0), and (iii) there has been no adverse change in the financial condition of Guarantor.

     7.14 Single Purpose Entity.
          ---------------------

          Borrower shall not do any of the activities or take any of the actions proscribed in Section 6.13 above until the full and final repayment of the Loan
              ------------
and other obligations under the Loan Documents.

     7.15 Proposed Subordination.
          ----------------------

          Borrower anticipates obtaining a junior loan (the "Junior Loan") secured by the Project from a third party institutional lender other than Lender (the "Junior Lender"). Nothing contained herein shall be deemed or construed to constitute an agreement by Lender to permit (a) Borrower to obtain the Junior Loan unless and until all of the conditions set forth herein have been satisfied in full, or (b) any financing or title matters or exceptions other than the Junior Loan. Lender shall not unreasonably withhold its consent to the Junior Loan provided that (a) no Potential Default or Event of Default shall have occurred under any of the Loan Documents; (b) the interest of the Junior Lender in the Project is expressly subordinated to the interest of Lender in the Project, (c) the Junior Lender is not then granted and is not granted during the term of the Loan (x) any option or right of first refusal to purchase, or (y) a participation interest in, the ownership or benefits of ownership, directly or indirectly, of the Project; (d) any default by Borrower under the documents evidencing or securing the Junior Loan shall constitute an Event of Default under the Loan Documents; (e) the Junior Lender is an institutional lender approved in advance by Lender, including, without limitation, with respect to its financial condition; (f) the amount of the Junior Loan, after taking into account all advances to be made in connection therewith, shall not exceed Five Million Dollars ($5,000,000); (g) all of the documentation for the Junior Loan shall be satisfactory to Lender; (h) the Junior Loan shall contain an interest reserve sufficient, in Lender's determination, to pay all interest and other amounts due with respect to the Junior Loan if Lender determines that net cash flow from the Project is insufficient to pay all debt service on the Junior Loan, as determined by Lender, (i) Borrower, the Junior Lender and Lender shall execute and deliver a subordination agreement for the benefit of Lender, in form and substance acceptable to Lender in its sole discretion (the "Subordination Agreement") pursuant to which the Junior Lender expressly acknowledges and agrees (i) that the Junior Loan is subordinate to the Loan and any and all future advances thereunder, (ii) after the occurrence of a Potential Default under the Loan Documents, the Junior Lender shall have no right to receive any payments in connection with the Junior Loan until all outstanding obligations under the Loan have been satisfied in their entirety, and (iii) the Junior Lender shall have no right to exercise any of its rights and remedies following a default under the Junior Loan as long as the Loan remains outstanding, (j) Borrower shall pay for all costs associated with Lender's review and approval of the Junior Loan, including, without limitation, reasonable attorneys' fees and costs; (k) if required by Lender, Borrower also shall pay to Lender a fee for the appraisal in connection with the proposed Junior Loan, (l) the disbursement of the proceeds from the proposed Junior Loan shall be made upon such terms and conditions as may be reasonably required by Lender; (m) the maturity date of such Junior Loan shall be at least three (3) months after the Maturity Date (as defined in the Note); and (n) the loan documents securing or evidencing the Junior Loan and/or the Subordination Agreement shall expressly provide that:

     (1) subject to the foregoing provisions, if any action or proceeding shall be brought to foreclose on the Project, no action shall be taken with respect to the Project which would terminate any occupancy or tenancy of the Project without the prior written consent of Lender (and the Junior Lender will execute such nondisturbance and attornment agreements as Lender may require to evidence such provisions); (2) any insurance and/or condemnation proceeds payable with respect to the Project will be applied in a manner consistent with the terms of the Deed of Trust; (3) the Junior Lender and its assigns shall agree to be bound by, and no consent shall be required for, any extensions, modifications or amendments to the Deed of Trust or any of the other Loan Documents; and (4) the Junior Lender and its assigns shall waive all rights, legal and equitable, it may now or hereafter have to require the marshalling of assets or to require upon foreclosure sales of assets in a particular order. All matters required to be approved or delivered by or to Lender under this Section 7.14 , or in
                                                    ------------
connection with the Subordination, shall be satisfactory to Lender in its sole and absolute discretion.

                                    ARTICLE 8

                              EVENTS OF DEFAULT: REMEDIES
                              ---------------------------

     8.1  Events of Default.
          -----------------

          The occurrence of any of the following events shall constitute an Event of Default under this Agreement and the other Loan Documents:

          A. Failure to Make Payments When Due. Borrower's, Completion Guarantor's or Limited Recourse Obligations Guarantor's failure to pay any principal, interest or other monies due under this Agreement or any of the other Loan Documents within ten (10) days after such amount is due.

          B. Breach of Certain Covenants. Borrower's, Completion Guarantor's or Limited Recourse Obligations Guarantor's failure to perform or comply with any term, obligation or condition contained in this Agreement or any of the other Loan Documents, other than those terms, obligations and conditions otherwise referred to in this Section 8.1 and other than Borrower's obligations under
                    -----------
Section 1.10(A) of the Deed of Trust, within thirty (30) days after the delivery
---------------
of written notice from Lender of such failure; provided that if such default is not reasonably capable of being cured within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower, Completion

Guarantor or Limited Recourse Obligations; Guarantor, as applicable, commences the cure of such default within such thirty (30) day period and diligently prosecutes such cure to completion within one hundred eighty (180) days after such written notice from Lender.

          C. Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower or any of the Principals herein or in any other Loan Document or in any statement or certificate at any time given by Borrower or any of the Principals to Lender in writing in connection with the Loan shall be materially false or misleading.

          D. Involuntary Bankruptcy; Appointment of Receiver, etc.

               (i) A court having proper jurisdiction shall enter a decree or order for relief with respect to Borrower or any of the Principals in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed within seven (7) days after entry and dismissed within ninety (90) days after the entry of such order; or any other similar relief shall be granted under any applicable federal or state 1aw; or

               (ii) An involuntary case is commenced against Borrower or any of the Principals, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of the Principals or over all or a substantial part of their respective property, shall be entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of the Principals, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the respective property of Borrower or any of the Principals, and the continuance of any such event in this clause (ii) for ninety (90) days unless dismissed or discharged.

          E. Voluntary Bankruptcy; Appointment of Receiver, etc.

               (i) Borrower or any of the Principals shall have an order for relief entered with respect to them or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective property; the making by Borrower or any of the Principals of any assignment for the benefit of creditors; or

               (ii) The inability or failure of Borrower or any of the Principals, or the admission by Borrower or any of the Principals in writing of its inability, to pay their respective debts as such debts become due.

          F. Lien Priority. Except as expressly permitted by Section 1.8 of the
                                                             -----------
Deed of Trust, Lender fails to have a legal, valid binding and enforceable first priority Lien on the Project and the Personal Property.

          G. Unapproved Transfers. Any transfer (as defined in Section 1.10 of
                                                               ------------
the Deed of Trust) of the Project or any interest in Borrower occurs without Lender's prior written consent in accordance with Section 1.10 of the Deed of
                                                  ------------
Trust.

          H. Failure to Maintain Insurance. Borrower fails to maintain or cause to be maintained the insurance coverage required by Section 7.6.
                                                    -----------

          I. Other Liens. Without limiting the provisions of Section 7.1 of this
                                                             -----------
Agreement or Section 1.10 of the Deed of Trust, Borrower defaults under any Lien
             ------------
(other than the Liens created by the Loan Documents) or foreclosure or other proceedings are commenced to enforce any Lien (other than the Liens created by the Loan Documents).

          J. Other Loan Documents. The occurrence of an Event of Default under any of the other Loan Documents (as "Event of Default" is defined therein).

          K. Cessation of Construction. The cessation of work on the Improvements or, for any reason whatsoever, work does not progress continuously in a manner satisfactory to Lender in its sole and subjective discretion while acting in good faith.

          L. Cash Collateral Account/Letter of Credit. Borrower's failure to comply with any term, obligation or condition contained in Section 7.13 of this
                                                           ------------
Agreement in the time and manner provided therein.

          M. Subordination Borrower's failure to comply with any term, obligation or condition contained in Section 7.15 of this Agreement in the time
                                     ------------
and manner provided therein.

     8.2  General Remedies.
          ----------------

          Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, upon the occurrence of any Event of Default (i) automatically without notice to Borrower as to Sections 8.1(D),(E)and(J), and
                                               -------------------------
otherwise at the option of Lender upon written notice to Borrower as to any other Event of Default, the unpaid principal amount of the Loan, all accrued and unpaid interest and all other Secured Obligations shall become immediately due and payable, without presentment, demand, protest, further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower,
(ii) Lender shall have the rights and remedies of a secured party under the California Commercial Code, and under any other applicable law, (iii) Lender may pursue all of its rights and remedies hereunder, under the other Loan Documents, at law, in equity or otherwise, including without limitation, obtaining the appointment of a receiver to perform any act of Lender permitted in this Agreement and to perform such other duties as permitted by applicable Laws, (iv) Lender may pursue any remedies available to it pursuant to California Code of Civil Procedure Section 726.5, (v) all outstanding indebtedness and all other amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate, and (vi) Lender shall have no further obligation to disburse Loan proceeds to Borrower.

     8.3  Specific Performance
          --------------------

          Upon the occurrence of an Event of Default. Lender may commence and maintain an action in any court of competent jurisdiction: for specific performance of any of the covenants and agreements contained herein or in any of the other Loan Documents, may obtain the aid and direction of the court in the performance of any of the covenants and agreements contained herein or therein, and may obtain orders or decrees directing the same and, In the case of any sale under the Dead of Trust, directing, confirming or approving Lender's or the trustee's actions.

     8.4  Remedies as to Project Documents.
          --------------------------------

          Upon the occurrence of an Event of Default, Lender shall have the right (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, to do so) to (a) demand, receive and enforce Borrowers rights with respect to the Project Documents, (b) give appropriate receipts, releases and satisfactions for and on behalf of Borrower with respect to any of the Project Documents, (c) do any and all acts in the name of Borrower or in the name of

Lender with the same force and effect as Borrower could do if the assignment in
Article 4 had not been made, and (d) perform and discharge each and every
---------
obligation, convenant, condition and agreement of Borrower under the Project Documents.

     8.5  Construction Remedies
          ---------------------

          Upon the occurrence of an Event of Default, Lender will also have the right, in its sole discretion, to enter the Property and take any and all actions necessary in its sole and subjective judgment to complete construction of the Project, including, but not limited to, making changes in Project Documents, work, or materials, and entering into, modifying, or terminating any contractual arrangements, subject to Lender's right at any time to discontinue any work without liability. If Lender elects to complete the Project, it will not thereby assume any liability to Borrower or to any other person for completing the Project, or for the manner or quality of construction of the Project, and Borrower expressly waives any such liability. Upon the occurrence of an Event of Default, Borrower irrevocably appoints, designates, empowers, and authorizes Lender as Borrower's attorney-in-fact, coupled with an interest, with full power of substitution, to sign and file for record any notices of completion, notices of cessation of labor, or any other notice or written document that Lender may deem necessary to file or record to protect its interests, and to complete construction in Borrower's name or in Lender's own name. In any event, all sums expended by or on behalf of Lender in completing construction (whether or not construction is, in fact, completed), plus a fee of fifteen percent (15%) for supervision of construction in addition to any fees charged by third party inspectors or architects to supervise construction, will be considered to be disbursed to Borrower, and will be secured by the Deed of Trust and the other Loan Documents, and any such sums that cause the principal amount of the Loan to exceed the face amount of the Loan will be considered to be an additional advance to Borrower, payable on demand, bearing interest at the Default Interest Rate, and secured by the Deed of Trust and the other Loan Documents.

                                    ARTICLE 9

                             MISCELLANEOUS PROVISIONS
                             ------------------------

     9.1  Nonforeign Status
          -----------------

          Section 1446 of the Internal Revenue Code of 1985, as amended (the "Internal Revenue Code") and Sections 18662, 18668 and 18669 of the California Revenue and Taxation Code (the "California Tax Code") provide that a transferee of a U.S. real property interest, or California property interest, as the case may be, must withhold, tax under the circumstances described therein. To inform Lender that the withholding of tax will not be required in the event of the disposition of the Project pursuant to the terms of the Deed of Trust, Borrower hereby certifies, under penalty of perjury, that: (a) Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and/or California Tax Code and the regulations promulgated thereunder. and (b) Borrowers U.S. employer identification number is the Tax Identification Number; (c) Borrowers principal place of business is at the address set forth in Section 9.10. and (d) Borrower
                                                 -------------
is qualified to do business in the State of California. Lender may disclose the contents of this Section 9.1 to the Internal Revenue Service or any other
                 -----------
Governmental Agency and Borrower acknowledges that any false statement contained herein could be punished by fine, imprisonment or both. Borrower covenants and agrees to execute further certificates, which shall be signed under penalty of perjury, as Lender shall reasonably require in connection with the certifications set forth herein. The covenant set forth herein shall survive the foreclosure of the lien of the Deed of Trust or acceptance of a deed in lieu or in aid thereof.

     9.2  Assignments and Participations in Loan and Note.
          -----------------------------------------------

          Lender may assign its rights and delegate its obligations under this Agreement or any of the other Loan Documents and further may assign, or sell participations in, all or any part of the Loan, the Loan Documents, or any other interest herein or in the Note to any Person, all without notice to or the consent of Borrower. To the extent of any such assignment, Lender shall be relieved of its obligations with respect to the Loan and the assignee shall have the same rights, benefits and obligations as it would if it were Lender hereunder and a holder of the Note. Lender may furnish any information (including, without limitation, financial information) concerning the Project, Borrower, Principals and any of their assets to third parties from time to time for legitimate business purposes.

     9.3  Expenses.
          --------

          Borrower agrees to pay, within ten (10) days after demand by Lender, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs, fees of any consultants, and fees for any environmental audits, appraisal, inspections or other review required by Lender) incurred by Lender in connection with the Loan, the enforcement of any of the Secured Obligations, the enforcement of any of Lender's rights and remedies under the Loan Documents, the collection of any payments owing to Lender hereunder or under any of the other Loan Documents, whether or not such enforcement and collection includes the filing of a lawsuit, or the retaking, holding, preparing for sale or selling the Project or any portion thereof or any interest therein. Such costs and expenses shall include, without limitation, Lender's reasonable attorneys' fees and costs, including without limitation attorneys' fees and costs incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower or any of the Principals which in any way affect the exercise by Lender of its rights and remedies hereunder, under any of the other Loan Documents, at law or in equity.

     9.4  Joint and Several 0bligations.
          -----------------------------

          The liability of Borrower under this Agreement and under each of the other Loan Documents shall be joint and several. Any married person signing the Loan Documents as Borrower or its general partner agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all obligations under the Loan Documents.

     9.5  Indemnity.
          ---------

          Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees from and against any and all expenses, loss, claims, damage or liability, including, without limitation, architects', engineers' and attorneys' fees and costs by reason of: (a) the construction of any improvements on the Project, (b) any capital improvements, other work or things done in, on or about the Project or any part thereof, (c) any use, nonuse, misuse, possession, occupation, alteration, operation, maintenance or management of the Project or any part thereof or any street, drive, sidewalk, curb passageway or space comprising a part thereof or adjacent thereto, (d) any negligence or willful act or omissions on the part of Borrower or its agents, contractors, servants, employees, licensees or invitees, (e) any accident, injury (including death) or damage to any person or property occurring in, on or about the Project or any part thereof, (f) any Lien or claim which may be alleged to have arisen on or against the Project or any part thereof or any liability asserted against Lender with respect thereto, (g) any tax attributable to the execution, delivery, filing or recording of the Deed of Trust, the Note or the other Loan Documents,
(h) any contest due to Borrower's actions or failure to act, (i) any default under the Note or the other Loan Documents, or (j) any claim by-or liability to any contractor or subcontractor performing work or any party supplying materials in connection with the Project.

     9.6  Waiver of Offset.
          ----------------

          All sums payable by Borrower pursuant to any of the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower under the Loan Documents shall in no way be released, discharged or otherwise affected (except as expressly provided in the Loan Documents) by reason of: (a) any damage to or destruction of the Project or any Condemnation Event (as defined is the Deed of Trust) affecting the Project or any part thereof; (b) any restrictions or prevention of or interference by any third party with any use of the Project or any part thereof, (c) any title defect or encumbrance or any eviction from the Project or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to any of the Loan Documents by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Secured Obligations.

     9.7  Amendments and Waivers.
          ----------------------

          This Agreement and the other Loan Documents may only be modified in writing signed by all of the parties hereto or thereto or their respective successors and assigns. No waiver of any provision of this Agreement or of any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written agreement of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Except as expressly required by the terms of the Loan Documents, no notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     9.8  WAIVER OF JURY TRIAL.
          --------------------

          BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY 1N RESPECT TO ANY TORT OR CONTRACT LITIGATION BASED HEREON OR ON ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION THEREWITH.

     9.9  Submission of Loan Documents.
          ----------------------------

          The submission of this Agreement, any of the other Loan Documents or the Environmental Indemnity to Borrower or its-agents or attorneys for review or signature does not constitute a commitment by Lender to make the Loan to Borrower, and the Loan Documents and the Environmental Indemnity shall have no binding force or effect unless and until they are executed and delivered by Borrower and Lender and all of the conditions set forth in Section 3.1 have been
                                                           -----------
satisfied.

     9.10 Notices.
          -------

          Any notice, or other document or demand required or permitted under this Agreement or any of the other Loan documents shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered upon the earliest of (a) actual receipt, (b) the next Business Day after the date when sent by recognized overnight courier, or (c) the second Business Day after the date when sent by registered or certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notice or other documents or demands are to be sent, by giving the other party written notice of such change in the manner hereinabove provided.

     To Borrower:         Aspect Communications Real Estate Holdings LLC
                          1310 Ridder Park Drive
                          San Jose, California 95131

     To Lender:           Fremont Investment & Loan
                          175 N. Riverview Drive
                          Anaheim, California 92808
                          Attention: Commercial Real Estate
                          Loan No.950114178

     9.11 Survival of Warranties and Certain Agreements.
          ---------------------------------------------

          All agreements, indemnities. representations and warranties made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note. All representations and warranties made in this Agreement or in any of the other Loan Documents shall further survive any and all investigations and inquiries made by Lender, shall remain true, correct and complete in all material respects and shall remain continuing obligations so long as any portion of the Secured Obligations remains outstanding or unsatisfied. Notwithstanding anything In this Agreement or the other Loan Documents or implied by law to the contrary, any indemnities made by Borrower in the Loan Documents shall survive the payment of the Loan, the satisfaction of the Secured Obligations, and/or the termination of the Agreement or the other Loan Documents.

     9.12 Failure or Indulgence Not Waiver: Remedies Cumulative.
          -----------------------------------------------------

          No failure or delay on the part of Lender or any holder of the Note or portion thereof in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are separate, distinct and cumulative to, and not exclusive of, any rights or remedies otherwise available at low or in equity. No act of Lender under any of the Loan Documents shall be construed as an election to proceed under any one provision to the exclusion of any other provision, notwithstanding anything in the Loan Documents to the contrary. Borrower expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption, or appraisement now or hereafter provided by federal or state law, as a defense to any demand against Borrower to the fullest extent permitted by law.

     9.13 Survival of Obligations Upon Termination of Agreement.
          ------------------------------------------------------

          No termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, or (b) any of the undertakings, agreements, covenants, indemnities, warranties and representations of Borrower or Lender contained in this Agreement or any of the other Loan Documents.

     9.14 Disbursements in Excess of Loan Amount.
          --------------------------------------

          In the event the total disbursements by Lender exceed the amount of the Loan set forth herein, the total of all disbursements shall, to the extent permitted by the laws of the State of California, constitute part of the Secured Obligations and be secured by the Deed of Trust and other Loan Documents. All other sums expended by Lender pursuant to this Agreement or any of the other Loan Documents shall be deemed,to have been paid to Borrower and shall be secured by the Loan Documents.

     9.15 Severability.
          ------------

          If any term of this Agreement or any of the other Loan Documents or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or other Loan Document or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement or other Loan Document shall be valid and enforceable to the fullest extent.

     9.16 Rules of Construction
          ---------------------

          Where the identity of the parties to this Agreement or any of the other Loan Documents or the circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Article and section headings in this Agreement and the other Loan Documents are included for convenience of reference only and shall not constitute a part of this Agreement or such other Loan Documents for any other purpose or be given any substantive effect. The recitals to this Agreement and to each of the other Loan Documents are incorporated herein and therein and made a part hereof and thereof.

     9.17 Applicable Law.
          --------------

          This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     9.18 Successors and Assigns.
          ----------------------

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided in the Deed of Trust. Borrower's rights and obligations or any interest hereunder or under any of the other Loan Documents may not be assigned, including, without limitation, assigned for security purposes, without the prior written consent of Lender, which may be withheld in Lender's sole discretion, and any purported assignment shall be null and void ab initio. As
                                                                -- ------
used herein, and in the other Loan Documents, "Lender" (or similar references to the lender) shall include all holders of the Note, including, without limitation, pledgees of the Note, whether or not named herein or therein. In exercising any rights hereunder or under any of the other Loan Documents or taking any actions provided for herein or therein. Lender may act through Its employees, agents or independent contractors authorized by Lender.

     9.19 Disclosure of Information.
          -------------------------

          Borrower hereby acknowledges and agrees that upon the request of any partner, member or shareholder of Borrower, as applicable, Lender may disclose to such party any information (including, without limitation, financial information) relating to the Loan and Borrower's performance of its obligations under the Loan Documents. Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees from and against any and all expenses, loss, claims, damage or liability, including, without limitation, attorneys' fees and costs, arising by reason of any disclosure of information by Lender under this
Section 9.19.
------------

     9.20 Counterparts.
          ------------

          This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and, if applicable, acknowledgment pages may be detached from the counterparts and attached to a single copy of the applicable document to physically form one document, which may be recorded if applicable.

     9.21 Entire Agreement.
          ----------------

          The Loan Documents and the Commitment Letter set forth the entire understanding between Borrower and Lender relative to the Loan and the same supersede all prior agreements and understandings relating to the subject matter hereof or thereof.

     9.22 Inconsistencies
          ---------------

          In the event it is impossible to simultaneously comply with the terms of this Agreement and any of the terms of any other Loan Document, the terms of this Agreement shall control over any inconsistent term of any other Loan Document.

     9.23 Time is of the Essence.
          ----------------------

          Time is strictly of the essence of this Agreement and the other Loon Documents.

     9.24 No Third Party Beneficiaries.
          ----------------------------

          This Agreement and the other Loan Documents are made and entered into for the sole protection and benefit of the parties hereto and, except as provided in Section 9.18, no other person or entity shall be a direct or
            ------------
indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Borrower and Lender as of the date fist above written.

                              BORROWER:

                              ASPECT COMMUNICATIONS REAL ESTATE
                              HOLDINGS LLC, a Delaware limited liability company


                              By: Aspect Communications Corporation,
                                  a California corporation
                                  its manager


                                  By:   /s/ Betsy Rafael
                                     -------------------------------------------
                                  Name:     Betsy Rafael
                                       -----------------------------------------
                                  Title:    CFO & CAO
                                        ----------------------------------------


                                  By:  /s/ Christine M. Gordans
                                     -------------------------------------------
                                  Name:    Christine M. Gordans
                                       -----------------------------------------
                                  Title:   VP Tax & Treasury
                                        ----------------------------------------

                              LENDER:

                              FREMONT INVESTMENT & LOAN
                              a California industrial loan association

                              By:_______________________________________________

                                  Its: Vice President
                                       -----------------------------------------

                                    EXHIBIT A

                            Description of Property
                            -----------------------

That certain real property located in the City of San Jose, County of Santa Clara, State of California, having a street address of 1310-1320 Ridder Park Drive, more particularly described as follows:

Parcel 2, as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on November 1, 1983, in Book 520 of Maps, Page 44.

In addition thereto, pursuant to Lot Line Adjustment Permit recorded August 1, 2000, under Series no. 15339526 of Official Records, the following area:

Parcel 3, as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on March 10, 1982 in Book 497 of Maps, Pages 13 through 17.

APN:   237-03-040,042,058
ARB:   237-3-4.05,4.06,14.03,22.06

                                    EXHIBIT B

                             Description of Personal Property
                             --------------------------------

     All of Borrower's right, title and interest, now or hereafter acquired, in and to the following:

     (a) All personal property, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including, without limitation, those which are now or hereafter located on or affixed to the Project or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including, without limitation, any interest of Borrower in and to personal property which is leased or subject to any superior security interest, or which is being manufactured or assembled for later installation into the improvements now or hereafter located at the Project, wherever located, and all books, records, leases and other documents, of whatever kind or character, relating to the Project;

     (b) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid, may accrue from such goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Project or any part thereof, or which may be received or receivable by Borrower from any hiring, using, letting, leasing, subhiring, subletting, or subleasing therefor;

     (c) All of Borrower's present and future rights to receive payments of money, services or property (including, without limitation, rights to all deposits from tenants of the Project, deposits from prospective purchasers of the Project, capital contributions from the constituent partners of Borrower (if Borrower is a partnership), amounts payable on account of the sale of partnership interests or stock of Borrower, accounts, accounts receivable. deposit accounts, chattel paper, notes, drafts, contract rights, instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same.

     (d) All other intangible property and rights relating to the Project or the operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Project, all names under or by which the Project may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Project, goodwill in any way relating to the Project, and all permits, licenses, franchises, approvals, variances and land use entitlements relating in any way to, or to the occupancy, operation, ownership and use of, the Project;

     (e) All judgments, claims, settlements of claims and causes of action under any legal proceeding relating to the Project or the ownership, use, occupancy or operation thereof;

     (f) All proceeds from sale or disposition of the Personal Property;

     (g) Borrower's rights under all insurance policies covering the Project or any of the Personal Property (whether or not Borrower is required to maintain such insurance under the terms of the Loan Documents), and all proceeds, loss payments and premium refunds payable regarding the same;

     (h) All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Project;

     (i) All water stock relating to the Project;

     (j) All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Project or the Personal Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Project or the Personal Property, or for any loss or diminution in value of the Project or the Personal Property;

     (k) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Project and all studies, data and drawings related thereto, and all contracts and agreements of Borrower relating to such plans and specifications or such studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Project;

     (l) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any Governmental Agency or any insurance or utility company relating to any or all of the Project, any improvements thereon or any of the collateral described herein or arising out of satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

     (m) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Project, any improvements thereon or any of the collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

     (n) All Borrower's rights in proceeds of the Loan;

     (o) All Borrower's rights to receive the proceeds of any "take-out" or permanent financing or commitment to provide such financing; and

     (p) All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

     All terms used herein which are defined in the California Commercial Code shall have the same meanings when used herein, unless the context requires otherwise.

Loan No. 950114178

                             SECURED PROMISSORY NOTE

$25,000,000                                                   September 28, 2001

     FOR VALUE RECEIVED, ASPECT COMMUNICATIONS REAL ESTATE HOLDINGS LLC, a Delaware limited liability company ("Borrower") promises to pay to the order of FREMONT INVESTMENT & LOAN, a California industrial loan association, and its successors and assigns ("Lender"), at 175 N. Riverview Drive, Anaheim, California 92808, Attention: Commercial Real Estate, Loan No. 950114178, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Twenty-Five Million Dollars ($25,000,000), together with interest thereon at the rate set forth herein from the date of disbursement until paid, on the terms set forth herein.

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     As used herein, the following initially-capitalized terms shall have the meanings set forth below. Any initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Loan and Security Agreement of even date herewith between Borrower and Lender (the "Loan Agreement").

     "Adjustment Date" means the Initial Adjustment Date and the first day of every sixth month thereafter.

     "Advance" means the Initial Advance (as defined in Section 2.6) or any
                                                        -----------
Subsequent Advance (as defined in Section 2.6).
                                  -----------

     "Advance Conditions" is defined in Section 2.6.
                                        -----------

     "Advance Termination Date" means May 1, 2002.

     "Amortization Period' means a period of two hundred forty (240) months commencing on the Closing Date if the Closing Date occurs on the first day of a calendar month, or commencing on the first day of the first calendar month after the Closing Date if the Closing Date does not occur on the first day of a calendar month.

     "Architect" means (i) Form 4 Inc., a California corporation or (ii) such other architect as may be acceptable to Borrower and approved by Lender.

     "Ceiling Rate" means a rate of fourteen percent (14%) per annum.

     "Contractor" means DPR Construction, Inc., a California corporation or such other general contractor as may be acceptable to Borrower and approved by Lender.

     "Default Interest Rate" means a rate of five percent (5%) per annum in excess of the Variable Interest Rate in effect from time to time under this Note.

     "Final Payment" means the final payment due on the Maturity Date of all unpaid principal, interest, charges and other amounts due under this Note or any of the other Loan Documents.

     "Floor Rate" means a rate of eight percent (8%) per annum.

     "Improvements" means the improvements contemplated to be made by Borrower to the Project, consisting of an approximately 108,355 square foot, irregularly-shaped three-story steel framed structure.

     "Initial Adjustment Date" means May 1, 2002.

     "Initial Advance" is defined in Section 2.6.
                                     -----------

     "Initial Payment Date" means December 1, 2001.

     "Interest Rate" means the Variable Interest Rate or the Default Interest Rate, as applicable.

     "LIBOR Rate" means the Six-Month LIBOR rate of interest published on each Monday under this designation in the Wal1 Street Journal, in its Money Rates
                                     -------------------
section. Changes in the Variable Interest Rate shall be based on the Six-Month LIBOR rate quoted in the Wall Street Journal. If such rate ceases to be
                         -------------------
available, or ceases to be published in the Wall Street Journal. Lender may
                                            -------------------
select a substantially similar alternate.

     "Loan" means the loan evidenced by this Note.

     "Maturity Date" means November 1, 2006.

     "Monthly Installment" means the monthly payments to be made by Borrower under Section 2.3.
      -----------

     "Payment" means the Monthly Installments, the Final Payment and/or any other payment required to be made by Borrower pursuant to the terms of the Loan Documents.

     "Plans" means the plans and specifications for the improvements for which the Holdback for Construction (as defined on Exhibit A) shall be used, as the
                                             ---------
same may be amended from time to time by Borrower but only to the extent approved by Lender.

     "Project Costs" means all costs and expenses incidental to the construction of the improvements, all of such costs and expenses being described in the Sources and Uses Schedule.

     "Sources and Uses Schedule" mean the "Sources and Uses" schedule for the Project attached hereto as Schedule C and made a part hereof, as such schedule
                           ----------
may be amended from time to time by Borrower but only to the extent approved by Lender.

     "Subsequent Advance" is defined in Section 2.6.
                                        -----------

     "Variable Interest Rate" means an annual rate equal to (a) eight percent (8%) until the Initial Adjustment Date, and (b) from and after the Initial Adjustment Date, the LIBOR Rate as of the date which is one (1) Business Day prior to the applicable Adjustment Date plus the Variable Rate Margin.

     "Variable Rate Margin" means three and three-quarters percent (3.75%) per annum, as the same may be increased as provided in Section 7.8 of the Loan
                                                   -----------
Agreement.

                                    ARTICLE 2

                           INTEREST: PAYMENTS: ADVANCES
                           ----------------------------

     2.1  Variable Interest Rate.
          ----------------------

     Subject to the provisions of Section 2.2 and 4.3. Interest shall accrue on
                                  -----------     ---
the unpaid principal balance outstanding under this Note from time to time at the Variable Interest Rate. The Variable Interest Rate shall be adjusted on the Initial Adjustment Date and on each Adjustment Date thereafter to reflect changes in the LIBOR Rate; provided that in no event shall the Variable Interest Rate (a) exceed the Ceiling Rate, (b) be less than the Floor Rate, or (c) be adjusted by more than one percent (1%) at any Adjustment Date. Borrower acknowledges and agrees that (x) Lender has no obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the Variable Interest Rate; (y) the LIBOR Rate is used merely as a reference in determining the Variable Interest Rate, and (z) the LIBOR Rate is a reasonable and fair basis for calculating the Variable Interest Rate.

     2.2  [Intentionally Omitted].
          -----------------------

     2.3  Payments.
          --------

     A. Borrower shall make monthly payments (the "Monthly Installments") of principal and interest beginning on the Initial Payment Date and on the first day of each month thereafter, in the amount from time to time which fully amortizes the then unpaid principal balance of the Loan and the interest accruing thereon at the Interest Rate then in effect under this Note in equal monthly installments over the then remaining term of the Amortization Period. The Monthly Installments shall be subject to adjustment to reflect any adjustments in the Variable Interest Rate of this Note, with each such adjustment effective thirty (30) days after the applicable Adjustment Date. Monthly Installments shall also be adjusted as provided in Section 7.6(F) and
                                                           --------------
Section 7.8 of the Loan Agreement. Monthly installments shall not be adjusted on
-----------
any Prepayment made while the Variable Interest Rate is in effect until the next scheduled Adjustment Date. Further, the Monthly Installments shall be adjusted upon the funding of any Subsequent Advances by Lender in accordance with Section
                                                                         ------
2.6.
---

     B. Interest shall Commence to accrue under this Note upon the disbursement by Lender of Loan proceeds into the escrow for the Loan closing. Interest for any partial calendar month in which the Closing Date occurs shall be deducted from the funds disbursed by Lender on the Closing Date. All interest shall be calculated based on a three hundred and sixty (360) day year, but shall be computed for the actual number of days in the period for which interest is charged.

     C. Each Monthly Installment and the Final Payment shall be applied first to the payment of accrued and unpaid charges and interest under this Note and the other Loan Documents as of the data of receipt and the remainder, if any, shall be applied to the unpaid principal balance of the Loan; provided that upon the occurrence of a Potential Default or Event of Default under any of the Loan Documents, Lender shall be entitled to allocate Monthly Installments, the Final Payment and any other payments received by Lender to principal, interest, and/or charges in such order as Lender may elect. All payments of principal, interest and other amounts under this Note and the other Loan Documents shall be payable without any right of reduction, deferral, set-off, deduction, abatement, rescission or counterclaim.

     D. Whenever any payment to be made hereunder or under any of the other Loan Documents shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder or under the other Loan Documents.

     2.4 Per payment Privilege
         ---------------------

     A. Borrower may prepay the outstanding principal balance of this Note in whole or in part at any time without charge or premium except as provided in this Section 2.4. Notwithstanding the foregoing, if any principal of the Loan is
     -----------
paid before the scheduled due date hereunder (a "Prepayment"), Borrower shall in addition pay to Lender, at the time of such Prepayment, a prepayment charge (as the same may be increased as provided below, the "Prepayment Charge") of one percent (1%) of the amount of the Prepayment for Prepayments made during the first Loan Year; and one half percent (0.5%) of the amount of the Prepayment for Prepayments made during the second Loan Year. No Prepayment Charge shall be imposed on Prepayments made after the first two (2) Loan Years. The Prepayment Charge will be due and payable whether the Prepayment is made voluntarily, involuntarily, or upon the acceleration of the Maturity Date, provided that no Prepayment Charge will be imposed on the application of Casualty Proceeds or Condemnation Proceeds (as such terms are defined in the Deed of Trust) to the amounts owing under this Note. As a condition precedent to Borrower's right to make any Prepayment, Borrower shall provide Lender with not less than thirty
(30) days prior written notice of any Prepayment. The Prepayment Charge shall be in addition to Borrower's obligation to pay interest on any Prepayment at the Interest Rate through the date of such Prepayment on the terms set forth in this Note.

     BY INITIALING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE. IT HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THIS NOTE WITHOUT THE PAYMENT OF A PREPAYMENT CHARGE EXCEPT AS OTHERWISE PROVIDED IN THIS NOTE AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF A PREPAYMENT CHARGE FOR PREPAYMENT OF THIS NOTE ON ACCELERAT1ON OF THIS NOTE IN ACCORDANCE WITH ITS TERMS. FURTHERMORE, BY INITIALING BELOW, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954,10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF BORROWER.

                                                      BORROWER'S INITIAL /s/
                                                                         -------

     2.5  Additional Advances.
          ------------------

     If Lender advances funds under the terms of this Note or any of the other Loan Documents other than Advances pursuant to Section 2.6, such amounts (a)
                                               -----------
shall be deemed advances under this Note and shall be secured by the Deed of Trust and other Loan Documents, notwithstanding that such advances may cause the total amount advanced to exceed the face amount of this Note, (b) shall be subject to the imposition of a loan fee of one percent (1%) of the amount advanced, plus interest thereon at the Default Interest Rate from the date of Lender's advance of funds until the date of reimbursement, and (c) shall be due and payable, together with such loan fee and interest, within ten (10) days after demand by Lender.

     2.6  Advances
          --------

     A. The Loan proceeds will be advanced by Lender to Borrower pursuant to the terms and conditions of this Section 2.6 in an initial disbursement in the
                                 -----------
amount set forth on Exhibit A attached hereto, less any fees, costs, expenses
                    ---------
and interest payable to Lender as of such date (the "Initial Advance"), upon the closing of the Loan, and subsequent disbursements in the amounts set forth on Exhibit A attached hereto (individually, a "Subsequent Advance" and
---------
collectively, the "Subsequent Advances"), upon the terms and conditions set forth in this Section 2.6.
              -----------

     B. Each Subsequent Advance shall be made by Lender to Borrower at Borrower's request only if and when all of the conditions set forth on Exhibit A
                                                                       ---------
attached hereto (the "Advance Conditions') shall have been satisfied with respect to each such Subsequent Advance. Lender shall make each Subsequent Advance within ten (10) days of its determination that all of the Advance Conditions with respect to such Subsequent Advance have been satisfied in full.

     C. Lender shall disburse each Subsequent Advance to Borrower net of the interest on such Subsequent Advance pursuant to this Note for the remainder of the month in which such disbursement is made, and the Monthly Installments shall be recalculated, effective on the first day of the following calendar month, so that the unpaid principal balance of the Loan, including such Subsequent Advance and the interest accruing thereon, at the Interest Rate then in effect under this Note is fully amortized in equal monthly installments over the then remaining term of the Amortization Period.

     D. Borrower acknowledges and agrees that Lender shall have no obligation to make any or all of the Subsequent Advances unless all of the Advance Conditions with respect thereto have been satisfied in full on or before the Advance Termination Date. In the event that all of the Advance Conditions for any Subsequent Advance have not been satisfied in full on or before the Advance Termination Date, Lenders obligation to make, and Borrower's right to receive, such Subsequent Advance and any future Subsequent Advances shall terminate and be of no further force or effect.

     E. The parties agree that the provisions of this Section 2.6 constitute a
                                                      -----------
contract to make a loan (extend debt financing or financial accommodations) within the meaning of 11 U.S.C. Section 365(c)(2) and Section 366(e)(2)(B).

                                    ARTICLE 3

                                  MATURITY DATE
                                  -------------

     The Final Payment and all other amounts owing by Borrower to Lender under the Loan Documents shall be due and payable on the Maturity Date.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     4.1  Restrictions on Transfer and Encumbrance.
          ----------------------------------------

     This Note is secured by, among other things, the Deed of Trust. The Deed of Trust contains provisions allowing for the acceleration of the maturity date of this Note upon the sale, transfer, conveyance, assignment, encumbrance, hypothecation or other alienation without Lender's prior written consent (which may be withheld in Lender's sole discretion), of all or any portion of the Project or any interest therein or of certain interests in Borrower or its Principals. Further, the Loan Agreement contains provisions for the acceleration of the Maturity Date of this Note upon the occurrence of certain events described therein.

     4.2  Interest Rate Limitation.
          ------------------------

     It is the intent of Borrower and Lender that the Loan be exempt from the restrictions of the usury laws of the State of California. In the event that for any reason it is nonetheless determined that California usury law is applicable to the Loan. Borrower and Lender stipulate and agree that none of the terms and provisions contained herein or in any of the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate under this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums shall, at the option of Lender, be credited to the payment of the sums due hereunder or returned to Borrower.

     4.3  Late Charge And Default Interest Rate.
          -------------------------------------

     If any Payment is not received by Lender within ten (10) days after its due date, or if the due date is not a Business Day, if any Payment is not received by Lender on the next succeeding Business Day after such ten (10) day period, Borrower shall pay to Lender a late charge of ten percent (10%) of such Payment, which late charge shall be immediately due and payable without demand or notice by Lender. In addition, at Lender's option in its sole discretion, all amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate if any Payment is not received by Lender within thirty (30) days after its due date, or if the due date is not a Business Day, if any Payment is not received by Lender on the next succeeding Business Day after such thirty
(30) day period, or if any other Event of Default occurs hereunder or under any of the other Loan Documents. The Default Interest Rate shall apply until the delinquent Payment, together with all interest at the Default Interest Rate and all late charges thereon, have been received by Lender or such other Event of Default has been fully cured. Borrower acknowledges that late payment of any Payment or the occurrence of an Event of Default will cause Lender to incur costs which would be costly or inconvenient to establish, Borrower and Lender agree that it would be impractical or extremely difficult to fix Lender's actual damages if any Payment is not paid when due or an Event of Default occurs, and such late charge and Default interest Rate represent a reasonable sum considering all of the circumstances and represent a fair and reasonable estimate of the costs that Lender will incur by reason of late payment or default. Acceptance of such late charge and interest at the Default Interest Rate shall not limit Lender's right to compel performance of any obligation or to exercise any of its rights or remedies under the Loan Documents.

     4.4  Event of Default; Remedied.
          --------------------------

     Borrower's failure to pay any principal, interest or other monies due under this Note within ten (10) days after such amount is due, or the occurrence of any "Event of Default" under any of the other Loan Documents (as "Event of Default" is defined therein), shall constitute an event of default (an "Event of Default") hereunder and under the other Loan Documents. Upon the occurrence of any Event of Default hereunder or under any of the Loan Documents (as "Event of Default" is defined in the other Loan Documents), Lender may, at its option, declare all principal, Interest and other indebtedness evidenced by this Note to be immediately due and payable without any presentment, demand, protest or notice of any kind, and Lender shall be entitled to exercise any and all remedies available to it under the Loan Documents or at law or equity.

     4.5  Attorneys' Fees and Other Expenses.
          ----------------------------------

     If Borrower fails to pay any amount owing under this Note or any of the other Loan Documents when due or if an Event of Default occurs under any of the Loan Documents, Borrower shall pay Lender, within ten (10) days after demand by Lender, a11 reasonable attorneys' fees and costs, and all other reasonable and necessary out-of-pocket expenses, including, without limitation, title, filing, recording, appraisal, environmental, trustee and other costs or fees, incurred by Lender in connection with this Note and the exercise of any right or remedy under this Note or any of the other Loan Documents.

     4.6  Waivers.
          -------

     Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and repayment of this Note and, to the extent permitted by applicable law, the defense of the statute of limitations. Borrower expressly agrees that, without In any way affecting the liability of Borrower hereunder and without giving any notice to Borrower thereof, Lender may, at its option, extend the Maturity Date or the time for payment of any Payment due hereunder, accept additional security, release any party liable hereunder, release any security now or hereafter securing this Note, accept a renewal of this Note or join in any subordination agreement. No provision in this Note (Including, without limitation, the provisions for the late charge or interest at the Default Interest Rate) shall be construed as in any way excusing Borrower from its obligation to make each Payment under this Note promptly when due.

     4.7  Successors and Assigns.
          ----------------------

     This Note and all of the obligations hereunder shall be the joint and several obligation of all makers of this Note (who are referred to jointly and severally as "Borrower" in this Note). This Note shall be binding upon and shall inure to the benefit of Borrower and Lander and their respective successors and assigns.

     4.8  Notices.
          -------

     All notices to be given under this Note shall be in writing and shall be given in the manner provided in the Loan Agreement.

     4.9 Counterparts.
         ------------

     This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Note to physically form one document.

     4.10 Governing Law.
          -------------

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     4.11 Full Recourse Obligations.
          -------------------------

     The Loan shall be fully recourse to the Borrower, the Project, and the other collateral given as security for the Loan, without limitation or exculpation.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

                       ASPECT COMMUNICATIONS REAL ESTATE
                       HOLDINGS LLC, a Delaware limited liability company


                       By:  Aspect Communications Corporation,
                            a California corporation
                            Its Manager


                            By:     /s/ Betsy Rafael
                                  ----------------------------------------------
                            Name:       Betsy Rafael
                                  ----------------------------------------------
                            Title:      CFO & CAO
                                  ----------------------------------------------


                            By:     /s/ Christine M. Gordans
                                  ----------------------------------------------
                            Name:       Christine M. Gordans
                                  ----------------------------------------------
                            Title:      VP Tax & Treasury
                                  ----------------------------------------------

                                    EXHIBIT A

                          Advance Terms and Conditions
                          ----------------------------

1.   Advance Amounts.
     ---------------

     The Advances shall be made in the following maximum amounts:

     A. The Initial Advance shall be Twenty-Three Million Dollars ($23,000,000).

     B. The "Holdback for Construction" shall be Two Million Dollars
($2,000,000).

2.   Advance Conditions for All Subsequent Advances.
     ----------------------------------------------

     The following shall be conditions precedent to each Subsequent Advance:

     A. No Event of Default shall have occurred and no Potential Default shall have occurred and be continuing under any of the Loan Documents.

     B. Without limiting the provisions of the Loan Documents, no payment required to be made by Borrower under the Loan Documents shall have been made more than thirty (30) days after the due date under the Loan Documents which in the aggregate has a material adverse effect on (i) Borrower's ability to timely pay Monthly Installments or otherwise comply with the terms of the Loan Documents, or (ii) the operation of the Project.

     C. No material adverse change shall have occurred with respect to Borrower's or its members' assets, net worth, financial condition, or management of operational capability.

     D. Borrower shall have paid all reasonable costs incurred by Lender in connection with Lender's determination that the Advance Conditions have or have not been satisfied, including, without limitation, title insurance charges, credit reporting fees, attorneys' fees and costs, appraisal fees, inspection fees and engineering fees.

     E. Borrower shall have made a written request for the specific Subsequent Advance.

3.   Advance Conditions for Specific Subsequent Advances.
     ---------------------------------------------------

     In addition to the Advance Conditions set forth in Section 2 above, the
                                                        ---------
following shall be conditions precedent to specific Subsequent Advances:

     A. Construction Holdback Advance. Subject to the terms and conditions hereinafter set forth, Lender shall make Construction Holdback Advances not more frequently than once each calendar month, exclusively for the payment of the following costs and expenses approved by Lender as hereinafter provided: (i) costs and expenses incurred in connection with the construction of the Improvements; (ii) other Project Costs: and (iii) costs and expenses incurred in connection with the Loan and Borrower's undertaking hereunder and under the Loan Documents, which proceeds shall be disbursed in accordance with the following terms and conditions:

          (i) Request for Advance. Borrower shall furnish to Lender, with
              -------------------
respect to each request for a Construction Holdback Advance, a request for advance ("Request for Advance"), on forms approved by Lender, duly signed and sworn to with all blanks appropriately filled in, setting forth such details concerning construction of the Improvements as Lender shall require, including without limitation

(a) a detailed breakdown of the applicable percentages of completion and costs of the various phases of construction of the Improvements, showing the amounts expended to date for such construction and the amounts then due and unpaid, an itemized estimate of the amount necessary to complete construction of the Improvements in their entirety, and a certification by Borrower and Lender's inspector (as defined hereinafter) that construction of the Improvements to the date of such certificate substantially complies with the Plans and Sources and Uses Schedule, that no Event of Default has occurred and is continuing, and that all representations made by the Borrower in any of the Loan Documents are correct in all material respects as of the date of the Request for Advance; (b) a list of the names and addresses of all materials dealers, laborers and subcontractors with whom written agreements have been made by Borrower or Contractor; (c) receipted invoices or bills of sale and conditional partial releases of lien (on forms approved by Lender (e.g. the forms set forth on Schedule D attached hereto and made a part hereof)) from each materials dealer,
----------
laborer and subcontractor who has done work or furnished materials for construction of the portion of the improvements covered by each such Request for Advance, together with unconditional releases of lien (on forms approved by Lender (e.g. the forms set forth on Schedule D attached hereto and made a part
                                    ----------
hereof)) from each materials dealer, laborer and subcontractor who has done work or furnished materials for construction of the portion of the Improvements covered by each prior Request for Advance theretofore funded by Lender, it being understood and agreed that the failure by Borrower to deliver such unconditional releases as to any Construction Holdback Advance as of the next succeeding Construction Holdback Advance shall entitle Lender, in Its sole discretion, to withhold all further Construction Holdback Advances until such time as unconditional releases of lien have been received from each materials dealer, laborer and subcontractor who has theretofore done work or furnished materials for construction of the Improvements; (d) a certificate or statement completed and duly executed by the Contractor and the Architect with respect to the status of construction and the amount of Construction Holdback Advance in the form of the Application and Certificate for Payment (AIA documents G702 and G703); (e) to the extent that any Request for Advance relates to costs for building materials, equipment or other Personal Property, evidence that such building materials, equipment or other Personal Property have been incorporated into the Improvements or have been delivered to Borrower and stored and insured in a manner satisfactory to Lender, (f) such endorsements to the Title Policy (including CLTA Indorsement No. 102.7 upon completion of foundations) and such other documents and information relating to the Project as Lender may reasonably request, and (g) If not previously furnished to Lender, evidence of all insurance required by the Loan Documents and construction bonding required hereunder.

          (ii) Additional Disbursement Conditions applicable to all Requests for
               -----------------------------------------------------------------
Advances. Subject to the provisions of this Note, Lender shall disburse
--------
Construction Holdback Advances directly to Borrower or, at Lender's option, directly to Contractor or to any subcontractor (or, at Lender's option, if an Event of Default has occurred under any of the Loan Documents, or if the Loan is "out of balance" under the terms of subparagraph(a) below, then to Lender itself
                                    ---------------
and/or through Lender's Inspector; provided that nothing herein shall be deemed Lender's commitment to disburse a Construction Holdback Advance if the Loan is not "in balance" or if any other Event of Default shall have occurred), within seven (7) business days after (1) Lender has received Borrower's Request for Advance, completed to Lender's reasonable satisfaction with all required supporting documentation, (2) Lender has received a nonrefundable processing fee in immediately available funds in the amount of Two Hundred Dollars ($200) for processing the Request for Advance, which amount shall not be applied towards any of Borrower's obligations under this Note or the other Loan Documents, and
(3) all of the following conditions have been satisfied with respect to such Construction Holdback Advance:

                    (a) Loan Balancing. Lender shall be obligated to disburse
                        --------------
          the Construction Holdback Advance only when such portion of the Loan is "in balance." The Construction Holdback Advance portion of the Loan shall be "in balance" only at such times as Borrower has invested sufficient funds into the payment of Project Costs so that, in Lender's reasonable judgment, (a) taking into account the disbursement of the Interest Reserve Holdback Advance, the undisbursed portion of the Construction Holdback Advance shall be sufficient to complete and maintain the Project and pay all Project Costs until repayment in full of such portion of the Loan.

          and (b) the undisbursed portion of (i) the Construction Holdback Advance proceeds allocated to the cost category described in the Sources and Uses Schedule, plus (ii) the Construction Holdback Advance proceeds in the applicable contingency cost category (if any) of such Sources and Uses Schedule (to the extent such contingency funds have not theretofore been set aside by Lender for the payment of overruns in other cost categories) shall be sufficient to pay in full the costs to which such amount is allocated. The determination as to whether or not the Loan is "in balance" may be made by Lender at anytime, including with each Request for Advance. Upon twenty-one (21) days' written notice from Lender that the Construction Holdback Advance portion of the Loan is not "in balance", Borrower shall either (x) deposit with Lender, in cash or cash equivalents, the amount that Lender, in its reasonable opinion, deems necessary to put the Loan "in balance" or (y) furnish Lender with paid invoices, bills and receipts indicating that Borrower has paid, from Borrowers own funds, for the Project Costs in a sufficient amount to put the Loan "in balance." Any amounts which are deposited with Lender to put the Loan "in balance' shall be the next funds disbursed by Lender, subject to the terms and conditions of this Note. No interest shall be paid by Lender on such deposited funds. Any failure or refusal by Borrower to comply with the provisions of this subparagraph shall be deemed a material default under this Note and an Event of Default under the Loan Documents.

                    (b) Completion of Project. Borrower is diligently
                        ---------------------
          prosecuting to completion in a good and workmanlike manner the construction of the Improvements in substantial compliance with the Sources and Uses Schedule, Plans and all applicable laws (including, without limitation, city, county, state and federal laws, building ordinances or regulations including, without limitation, all laws, ordinance and regulations relating to zoning, fire, life-safety systems and earthquakes), and the Improvements covered by the subject Request for Advance shall have been so completed. The progress of Borrower's construction shall be, in Lender's reasonable estimation, sufficient so that the Improvements shall be completed on or prior to the Completion Date (as defined in the Loan Agreement). Subject to the terms and conditions of the Loan Documents, any damage to the Project shall have been promptly repaired or restored to its condition prior to such damage, reasonable wear and tear excepted, in accordance with the Loan Documents.

                    (c) Taxes and Liens. All property taxes, assessments and
                        ---------------
          senior liens, if any are permitted by the terms of the Loan Documents, on the Project shall be paid current, and no liens, encumbrances, or other matters of record which have not been previously approved in writing by Lender or expressly permitted by the terms of the Deed of Trust shall have been recorded against the Project.

                    (d) Eminent Domain. There shall have been no action taken
                        --------------
          against the Project with regard to the powers of, eminent domain.

                    (e) Bankruptcy. There shall have been no filing by or
                        ----------
          against Borrower, of any petition for bankruptcy, for reorganization, for the appointment of a receiver or trustee or for the making of an assignment for the benefit of creditor, which petition is not withdrawn or dismissed, or which appointment or assignment is not canceled and terminated prior to the funding of such Construction Holdback Advance. The parties acknowledge and agree that this Agreement is a contract to make a loan (extend debt financing or
                    ------------------------------------------------------
          finance accommodations) within the meaning of the Bankruptcy Code 11
          --------------------------------------------------------------------
          U.S.C. Section 365(c)(2) and Section 365(e)(2)(B).
          -------------------------------------------------

                    (f) Plans, Sources and Uses. Lender shall have received and
                        -----------------------
          approved the Plans, Sources and Uses Schedule and any modifications thereto.

                    (g) [Intentionally Omitted.]

                    (h) Payment of Project Costs. Lender shall have received
                        ------------------------
          evidence that either (i) all Project Costs have been paid in full (including, but not limited to, copies of paid invoices and unconditional lien releases), or (ii) unpaid Project Costs shall be paid from the proceeds of the requested Construction Holdback Advance (including, but not limited to, copies of invoices and conditional lien releases).

                    (i) Lender's Inspector. Throughout the course of
                        ------------------
          construction of the Improvements, Lender shall have the right to employ, at Borrower's sole cost end expense, a third-party construction consultant ("Lender's Inspector") to review as agent for Lender all construction activities, undertaken in regard to the Property, which inspector shall certify or otherwise indicate to Lender that construction of the Improvements to the date of each Request for Advance and certificate submitted by Borrower, and that such construction complies with the Plans and Sources and Uses Schedule, with such certificate and indication from such inspector to be a further condition precedent to Lender's approval of Borrower's then-submitted Request for Advance. In addition, Lender may elect to have its in-house construction consultant review such construction activities, and if Lender so elects then Borrower shall pay to Lender the imputed fee for such consultant, which fee shall be calculated to be twenty percent (20%) of the fee of Lender's Inspector, or, if Lender has not employed a Lender's Inspector, such fee shall be Five Hundred Dollars($500).

                    j) Documents. To the extent not previously provided to
                       ---------
          Lender, Borrower shall have delivered to Lender:

                              i) Building Permits: Assignment. The building
                                 ----------------------------
                    permit(s) and any other permits, licenses and approvals (collectively, the "Permits") which may be required by the governmental authorities having or exercising jurisdiction over the construction of the Improvements, in form and substance satisfactory to Lender, and, if requested by Lender, an assignment to Lender on Lender's form of Borrower's interest in all such Permits, whether already issued to Borrower or to be obtained by Borrower in the future.

                              ii) Conditional Use Permits. Evidence satisfactory
                                  -----------------------
                    to Lender that all conditions under any conditional use permit relating to the Project have been satisfied.

                              iii) Plans: Architect's Agreement. The first page
                                   ----------------------------
                    of a copy of the Plans signed, and all other pages thereof initialed, by Borrower, Contractor and, if required by Lender, any tenant under a major lease, together with a copy of Borrower's agreements with the applicable Architects (such agreements, collectively, the "Architect's Agreement"), each in form acceptable to Lender.

                              iv) Construction Contract. An executed copy of the
                                  ---------------------
                    general construction contract and a copy of each subcontract entered into by Borrower or by the Contractor, as the case may be, having a contract price equal to or greater than $10,000 (such agreements, collectively, the "Construction Contract"), each in form acceptable to Lender.

                              v) Assignment of Plans and Architect's Agreement.
                                 ---------------------------------------------
                    An assignment to Lender on Lender's form of Borrower's interest in the Plans and the Architect's Agreement, containing each Architect's written consent thereto.

                              vi) Assignment of Construction Contract. An
                                  -----------------------------------
                    assignment to Lender on Lender's form of the Construction Contract, containing the consent thereto of Contractor and each other party to each Construction Contract.

                              vii) Utilities. Letters from local utility
                                   ---------
                    companies or the governmental authorities having or exercising jurisdiction over the Project stating that electric, gas, sewer, water and telephone facilities will be available to the Project upon completion of the Improvements.

                              viii) Project Schedule. A project schedule for
                                    ----------------
                    completion of the Improvements, updated monthly with each request for a Construction Holdback Advance, initialed by Borrower, Contractor, and, if requested, any tenant under a major lease.

          (iii) Change Orders. Neither Borrower nor Contractor shall permit any
                -------------
material amendments or modifications of the Plans, the Construction Contract or any subcontracts, or the performance of any work pursuant to such amendments or modifications without Lender's prior written consent thereto. Any such amendment or modification shall be deemed "material" if (a) it would result in an increase in the price payable under the Construction Contract or under any of the subcontracts in excess of Twenty-Five Thousand Dollars ($25,000), or (b) when added to the cumulative amount of all net increases in the prices payable under such Construction Contract or under all such subcontracts resulting from all such amendments and modifications theretofore permitted by Borrower or Contractor, it would result in a net increase in the total price payable to Contractor under its Construction Contract or the total price payable under all such subcontracts in excess of Twenty-Five Thousand Dollars ($25,000), or (c) it would involve a material structural or square footage change. Regardless of whether Lenders consent to any such amendment or modification is required hereunder, Borrower shall deposit with Lender, promptly upon Borrower's receipt of a written request from Lender, cash or current funds in an amount equal to any increase in the contract price resulting from such amendment or modification; such funds shall be disbursed by Lender in accordance with the terms set forth in this Note.

          (iv) Interest on Construction Holdback Advance. Each Construction
               -----------------------------------------
Holdback Advance shall include specific requested amounts for interest payable hereunder for the remaining portion of the calendar month in which the Advance is made, plus any fees, costs, expenses and other amounts payable to Lender in connection with such Advance, including without limitation Lender's Inspector's fees; provided, however, that with respect to any Request for Advance submitted to Lender that is otherwise acceptable to Lender and complies with the requirements hereof, but does not include such additional amounts, Lender may, but shall not be obligated to, determine the amount of such interest, fees, costs, expenses and other amounts due or payable to Lender and, at Lender's discretion, increase the amount of the Construction Holdback Advance, and upon Lender's delivery of written notice of such determination to Borrower, the subject Request for Advance shall be deemed to have been amended to increase its amount by the amount of such additional Items and amounts.

          (v) Final Construction Holdback Advances. Subject to the provisions of
              ------------------------------------
the Loan Documents, and so long as Borrower is not in default in the due, prompt and complete performance or observance of any of the conditions, covenants, or obligations applicable to Borrower contained in the Loan Documents, a disbursement of the Loan proceeds totaling ten percent (10%) of the amount of the Construction Contract, comprising the Contractor's final draw request thereunder, will be disbursed upon the satisfaction of the following: (a) the Improvements shall have been completed in accordance with the terms of this Note (including, without limitation, the disbursement conditions set forth in subparagraph (iii) above) and the Loan Agreement, and (b) Borrower shall have
------------------
delivered or caused to be delivered to Lender (i) unconditional lien releases covering all Construction Holdback Advances previously delivered to or on account of Borrower together with conditional lien releases covering the final Construction Holdback Advance, (ii) such additional title insurance with endorsements thereto as Lender may require, with a liability limit of not less than the Loan Amount, issued by the Title Insurer, with coverage and in form satisfactory to Lender, insuring Lender's interest under the Deed of Trust as a valid lien on the Project, excepting only such items as shall have been approved in writing by lender and providing affirmative insurance therein against mechanics' liens, materialmen's liens or claims or liens in the nature thereof on account of any construction of the Improvements, (iii) a certificate of occupancy acceptable to Lender covering the improvements, and (iv) the Architect's written certification that the Improvements have been completed in accordance with the Plans therefor, that all utility connections for the Improvements have been completed and the Improvements are otherwise fully operational and fully ready for occupancy and use.

          (vi) Excess Portions of Holdback for Construction. Without limiting
               --------------------------------------------
the foregoing, any and all portions of the Holdback for Construction remaining undisbursed following the final disbursement pursuant to subparagraph (v) above shall be disbursed to Borrower once Lender shall have received (a) unconditional lien releases with respect to all of the Improvements and all Construction Holdback Advances, and (b) evidence satisfactory to Lender in its sole and absolute discretion, but acting in good faith, that all of the conditions set forth in Section 2 of this Exhibit A have been satisfied and that all of the improvements have been completed pursuant to the Sources and Uses Schedule, in a good or workmanlike manner, in accordance with all Laws, and otherwise in a manner acceptable to Lender in its sole discretion.

                                  SCHEDULE C

                                SOURCES AND USES


Aspect Communications                                              9/21/01

         Budget Line Item                                Budget

SOURCES:
Borrower Cash Equity                                  $ 22,435,000
Lender: Initial Funding                               $ 23,000,000
        Holdback for Construction                     $  2,000,000
        Holdback for Interest Reserve                           $0
        Holdback for Occupancy Earnout                          $0
        Holdback for Leasing                                    $0
        Total Funding:                                $  2,565,000

USES:

HOLDBACK FOR CONSTRUCTION

        Hard Costs - DPR
        Retentions                                    $  1,254,000
        HVAC                                                     -
        Electrical                                               -
        Miscellaneous Allowances                           204,000
        Others                                             (43,000)
                                                      ------------
        Total Hard Costs                              $  1,415,000


        Soft Costs:
        Architectural & Engineering                        130,000
        Permits and Fees                                         -
        Performance Bond                                         -
        Others                                              52,000
        Developer Overhead                                       -
                                                      ------------
        Total Soft Costs                              $    182,000

        Improvements:
        Interior Construction                                    -
        Interior Finishes                                        -
                                                      ------------
        Total Improvement Costs                       $          -

        Total Costs                                   $  1,597,000

        Lender Contingency                                 403,000     28%
                                                      ------------
        HOLDBACK FOR CONSTRUCTION                     $  2,000,000

        Initial Funding:                              $ 23,000,000
        Borrower Equity:                              $ 22,435,000

        Total Uses:                                   $  2,565,000

                                   SCHEDULE D

                                 Approved Forms

                         CONDITIONAL WAIVER AND RELEASE

                              UPON PROGRESS PAYMENT

Upon receipt by the undersigned of a check from ________ in the sum of $_______ payable to ______________________ and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic's lien, stop notice, or bond right the undersigned has on the job of __________________ located at ________________ to the following extent. This release covers; a progress payment for labor, services, equipment or material furnished to __________________ through ______________, 20____,only, and does not cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic's lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

Dated; _______________,20  __ ____________________________
                                (Company Name)


                                By:_______________________
                                   (Title)

                        UNCONDITIONAL WAIVER AND RELEASE
                             UPON PROGRESS PAYMENT

NOTICE:   THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE
BEEN PAID FOR GIVING UP THOSE RIGHTS, THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

The undersigned has been paid and has received a progress payment in the sum of $___________ for labor, services, equipment or material furnished to _____________ [Your customer] on the job of __________________ [Owner] located at _______________ [Job Description] and does hereby release any mechanics' lien, stop notice or bond right that the undersigned has on the above-referenced job to the following extent. This release covers a progress payment for labor, services, equipment, or materials furnished to __________________ [Your Customer] through _________________, 20 __ [Date] only, and does not cover any retentions retained before or after the release date; extras furnished before the release date for which power has not been received; extras or item furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic's lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment.

Dated;_______________, 20 __  __________________________
                                   (Company Name)


                                   By:__________________
                                      (Title)

                             CONDITIONAL WAIVER AND
                           RELEASE UPON FINAL PAYMENT

     Upon receipt by the undersigned of check No.____ from ___________ in the sum of $ ____________ payable to ____________, and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic's lien, stop notice or bond right the undersigned has on the job of ______________ located at ________________ . This release covers the final payment to the undersigned for all labor, services, equipment or material furnished on the job, except for disputed claims for additional work in the amount of $_________. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

DATED:_________________               __________________________________
                                      (Company Name)


                                      By:     __________________________

                                      Title:  __________________________

                            UNCONDITIONAL WAIVER AND

                           RELEASE UPON FINAL PAYMENT
                           --------------------------

The undersigned has been paid in full for all labor, services, equipment, or material furnished to ______________ on the job of ________________ located at __________________, and does hereby waive and release any right to a mechanic's lien, stop notice, or any right against a labor or material bond on the job, except for disputed claims for extra work in the amount of $__________.


DATED:_________________               __________________________________
                                      (Company Name)


                                      By:     __________________________

                                      Title:  __________________________

NOTICE: THIS DOCUMENT WAIVERS RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.